                                                                    Exhibit 99.3

                            ASSET PURCHASE AGREEMENT


                           dated as of April __, 2003


                                  by and among


                         UNITED STATES STEEL CORPORATION


                                       and


                           NATIONAL STEEL CORPORATION


                                       and

                 THE SUBSIDIARIES OF NATIONAL STEEL CORPORATION
                     SET FORTH ON THE SIGNATURE PAGES HERETO

ARTICLE 1   DEFINITIONS .......................................................  1
     1.1    Defined Terms .....................................................  1
     1.2    Interpretation .................................................... 11

ARTICLE 2   TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES .................. 12
     2.1    Assets to be Acquired ............................................. 12
     2.2    Excluded Assets ................................................... 14
     2.3    Liabilities to be Assumed by Buyer ................................ 15
     2.4    Excluded Liabilities .............................................. 15
     2.5    Changes in List of Assumed Contracts .............................. 17

ARTICLE 3   CLOSING; PURCHASE PRICE ........................................... 17
     3.1    Closing; Transfer of Possession; Certain Deliveries ............... 17
     3.2    Deposit Escrow .................................................... 18
     3.3    Purchase Price .................................................... 18
     3.4    Purchase Price Adjustment ......................................... 19
     3.5    Allocation of Purchase Price ...................................... 20
     3.6    Designation of Affiliates by Buyer ................................ 20
     3.7    Section 338(h)(10) Election ....................................... 21
     3.8    Designation of Exchange Accommodation Titleholder ................. 21

ARTICLE 4   INDEMNITY ESCROW .................................................. 21
     4.1    Creation of Escrow ................................................ 21
     4.2    Duration and Term ................................................. 21

ARTICLE 5   REPRESENTATIONS AND WARRANTIES OF SELLER .......................... 21
     5.1    Due Organization .................................................. 22
     5.2    Authorization; Validity ........................................... 22
     5.3    No Violation ...................................................... 22
     5.4    Third Party Approvals ............................................. 22
     5.5    Title to Assets; Sufficiency and Condition of Assets .............. 23
     5.6    Intellectual Property ............................................. 23
     5.7    Compliance with Laws .............................................. 23
     5.8    Title to Property ................................................. 24
     5.9    Brokers and Finders ............................................... 24
     5.10   Taxes ............................................................. 24
     5.11   Labor Matters; Employee Relations ................................. 25
     5.12   ERISA Compliance; Absence of Changes in Benefits Plans ............ 25
     5.13   Litigation ........................................................ 25
     5.14   Customers and Suppliers ........................................... 25
     5.15   Accounts Receivable ............................................... 26
     5.16   Inventory ......................................................... 26
     5.17   Financial Statements and SEC Filings .............................. 26
     5.18   Contracts ......................................................... 27
     5.19   Permits ........................................................... 27
     5.20   Environmental Matters ............................................. 27

     5.21   Capital Expenditures .............................................. 28

ARTICLE 6   REPRESENTATIONS AND WARRANTIES OF BUYER ........................... 28
     6.1    Due Organization .................................................. 28
     6.2    Authority; Validity ............................................... 28
     6.3    No Violation ...................................................... 28
     6.4    Third Party Approvals ............................................. 29
     6.5    Brokers and Finders ............................................... 29
     6.6    Compliance with Laws .............................................. 29
     6.7    Litigation ........................................................ 29

ARTICLE 7   COVENANTS OF THE PARTIES .......................................... 30
     7.1    Conduct of Business Pending the Closing ........................... 30
     7.2    Bankruptcy Court Order ............................................ 31
     7.3    Notification of Certain Matters ................................... 31
     7.4    Access ............................................................ 31
     7.5    Public Announcements .............................................. 32
     7.6    Cure of Defaults .................................................. 33
     7.7    ERISA and Employment Matters ...................................... 33
     7.8    Further Agreements ................................................ 33
     7.9    Payment of Transfer Taxes and Tax Filings ......................... 33
     7.10   Utilities ......................................................... 34
     7.11   Proration of Taxes and Certain Charges ............................ 34
     7.12   Regulatory Approvals; Reasonable Efforts; Notification; Consent ... 35
     7.13   [Removed]. ........................................................ 36
     7.14   Rejected Contracts ................................................ 36
     7.15   Further Assurances ................................................ 36
     7.16   Union Negotiations ................................................ 36
     7.17   Closing Financial Certificate ..................................... 36
     7.18   Transition Services Agreement ..................................... 36
     7.19   Credit Support Arrangements ....................................... 37

ARTICLE 8   CONDITIONS TO OBLIGATIONS OF THE PARTIES .......................... 37
     8.1    Conditions Precedent to Obligations of Buyer ...................... 37
     8.2    Conditions Precedent to the Obligations of Sellers ................ 40

ARTICLE 9   TERMINATION ....................................................... 41
     9.1    Termination of Agreement .......................................... 41
     9.2    Consequences of Termination ....................................... 42

ARTICLE 10  INDEMNIFICATION ................................................... 42
     10.1   Indemnification of Buyer .......................................... 42
     10.2   Indemnification of Sellers ........................................ 42
     10.3   Indemnification Procedures ........................................ 43
     10.4   Survival of Representations and Warranties ........................ 45
     10.5   Termination of Indemnification .................................... 45
     10.6   Limitations on Indemnification .................................... 45

ARTICLE 11  MISCELLANEOUS ..................................................... 46
     11.1   Expenses .......................................................... 46
     11.2   Assignment ........................................................ 46
     11.3   Parties in Interest ............................................... 47
     11.4   Notices ........................................................... 47
     11.5   Choice of Law ..................................................... 48
     11.6   Entire Agreement; Amendments and Waivers .......................... 48
     11.7   Counterparts ...................................................... 49
     11.8   Invalidity ........................................................ 49
     11.9   Headings .......................................................... 49
     11.10  Exclusive Jurisdiction ............................................ 49
     11.11  WAIVER OF RIGHT TO TRIAL BY JURY .................................. 49
     11.12  Beneficiaries ..................................................... 49
     11.13  Counting .......................................................... 49
     11.14  Preparation of this Agreement ..................................... 49


Exhibit A    Form of Assignment and Assumption Agreement
Exhibit B    Deposit Escrow Agreement
Exhibit C    Form of Headquarters Lease
Exhibit D    Form of Indemnity Escrow Agreement
Exhibit E    Form of Trademark License Agreement
Exhibit F    Form of Bill of Sale
Exhibit G    Bankruptcy Court Approval

                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT is dated as of April __, 2003 (the "Agreement Date") by and among National Steel Corporation, a Delaware corporation (the "Company"), the Subsidiaries of the Company set forth on the signature pages hereto and in Schedule 1 (collectively with the Company, the "Sellers" and each a "Seller") and United States Steel Corporation, a Delaware corporation (together with any designated Subsidiaries, "Buyer").

                                   WITNESSETH:

     WHEREAS, Sellers are engaged in, among other things, the production, transportation and sale of coke and steel products;

     WHEREAS, Sellers each commenced a case (collectively, the "Chapter 11 Case") on March 6, 2002 under chapter 11 of title 11 of the United States Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code") in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the "Bankruptcy Court"); and

     WHEREAS, Sellers wish to sell to Buyer the assets of the Business as are specified herein, and Buyer wishes to purchase such assets and to assume those liabilities relating to the Business as are specified herein, all in the manner and subject to the terms and conditions set forth in this Agreement and pursuant to, inter alia, Sections 363 and 365 of the Bankruptcy Code.

     NOW, THEREFORE, in consideration of the premises, and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     1.1 Defined Terms. As used herein, the terms below shall have the following respective meanings:

     "Accounts Payable" shall mean those trade accounts payable of Sellers relating to the Business or the Acquired Assets, incurred in bona fide business transactions in the ordinary course of business after the commencement of the Chapter 11 Case. Accounts Payable shall not include any Cure Amounts or any Excluded Liabilities.

     "Accounts Receivable" shall mean: (i) all of Sellers' trade accounts receivable relating to the Business and other rights to payment from customers of the Business and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of the Business; (ii) all other accounts or notes receivable of Sellers and the full benefit of all security for such accounts or notes receivable arising in the conduct of the Business; and (iii) any claim, remedy or other right related to any of the foregoing, in each case existing on the Agreement Date or arising in the ordinary course of the conduct of the Business after the Agreement Date and in each case that have not been satisfied or discharged prior to the close of business on the Business Day immediately preceding the Closing Date or have not been written off or sent to collection prior to the close of business on the Business Day immediately preceding the Closing Date (it being understood that the receipt of a check prior to the close of business on the Business Day immediately preceding the Closing Date shall constitute satisfaction or discharge of the applicable account or note receivable to the extent of the payment represented thereby).

     "Acquired Assets" shall have the meaning specified in Section 2.1.

     "Acquired Entities" shall have the meaning specified in Section 2.1(o).

     "Acquired Facilities" shall mean the following plants and facilities of
Sellers: Great Lakes Plant; Midwest Plant; Granite City Plant; Seller headquarters (Mishawaka, IN); ProCoil processing and distribution center (Canton, MI); and National Steel Pellet Company (Mesabi Iron Range, MN).

     "Acquired Real Property" shall mean collectively the Owned Real Property and the Leased Real Property.

     "Adjustment Payment Date" shall have the meaning specified in Section
3.4(f).

     "Affiliate" shall mean, with respect to any Person, any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such Person, including any officer, director or greater than 10% shareholder of such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" shall mean this Asset Purchase Agreement, together with the Exhibits, Schedules and the Disclosure Schedule, in each case as amended, restated, supplemented or otherwise modified from time to time.

     "Agreement Date" shall have the meaning specified in the preamble.

     "Allocation" shall have the meaning specified in Section 3.5.

     "Antitrust Law" shall mean the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign Laws or Orders that require notification to a Governmental Entity of mergers and acquisitions or that are designed or intended to prohibit, restrict or regulate mergers and acquisitions and actions having the purpose or effect of monopolization or restraint of trade.

     "Assignment and Assumption Agreement" shall mean the assignment and assumption agreement to be entered into by Sellers and Buyer concurrently with the Closing, substantially in the form of Exhibit A.

     "Assumed Contracts" shall have the meaning specified in Section 2.1(c).

     "Assumed Liabilities" shall have the meaning specified in Section 2.3.

     "Bad Debts Reserve" shall mean the Company's provision for doubtful accounts, determined in accordance with GAAP and the Company's accounting policies, attached hereto as Schedule 1.1(a), consistently applied by the Company.

     "Bankruptcy Code" shall have the meaning specified in the recitals.

     "Bankruptcy Court" shall have the meaning specified in the recitals.

     "Bankruptcy Court Approval" shall have the meaning specified in Section 8.1(d).

     "Basket Amount" shall have the meaning specified in Section 10.6(a).

     "Benefits Plan" shall mean any employee welfare benefit plan (as defined in Section 3(1) of ERISA) sponsored, maintained, contributed to or required to be contributed to at any time by the Company or any of its Subsidiaries for any of their respective present or former employees, retirees or spouses, dependents or other beneficiaries of present or former employees or retirees.

     "Business" shall mean the production, sale and transportation of coke and steel products carried on by Sellers, including the mining of ore and the production of iron ore pellets at National Steel Pellet Company, but excluding any other production of iron ore pellets and mining of ore and excluding the mining of coal.

     "Business Day" shall mean any day other than a Saturday, Sunday or a legal holiday on which banking institutions in the State of New York are not required to open.

     "Buyer" shall have the meaning specified in the preamble.

     "Buyer Indemnitees" shall have the meaning specified in Section 10.1.

     "Buyer Material Adverse Effect" shall mean any state of facts, events, changes or effects, that, individually or aggregated with other states of facts, events, changes or effects, (a) is materially adverse to or materially impairs the ability of Buyer to perform its obligations under this Agreement, or (b) prevents or materially delays consummation of any of the transactions contemplated by this Agreement.

     "Cash Consideration" shall have the meaning specified in Section 3.3.

     "Cash Discount Reserve" shall mean the Company's reserve for discounts credited against Accounts Receivable paid in advance of their due date, determined in accordance with GAAP and the Company's accounting policies, attached hereto as Schedule 1.1(a), consistently applied by the Company.

     "Chapter 11 Case" shall have the meaning specified in the recitals.

     "Claims Reserve" shall mean the Company's reserves, determined in accordance with GAAP and the Company's accounting policies, attached hereto as
Schedule 1.1(a), consistently
applied by the Company, to satisfy claims made by customers with respect to products of the Company or any of its Subsidiaries.

     "Closing" shall have the meaning specified in Section 3.1(a).

     "Closing Date" shall have the meaning specified in Section 3.1(a).

     "Closing Date Items" shall have the meaning specified in Section 3.4(c).

     "Closing Financial Certificate" shall have the meaning specified in Section 7.17.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Company" shall have the meaning specified in the preamble.

     "Company Financial Statements" shall have the meaning specified in Section 5.17(a).

     "Company Reserves" shall mean, collectively, the Bad Debts Reserve, the Cash Discount Reserve and the Claims Reserve.

     "Company SEC Documents" shall have the meaning specified in Section
5.17(b).

     "Confidentiality Agreement" shall mean that certain Confidentiality Agreement dated as of September 14, 2001 between the Company and Buyer.

     "Contract" shall mean any contract, lease, license, purchase order, sales order or other agreement, practice, arrangement, understanding or commitment, whether or not in written form, that is binding upon a Person or its property.

     "Cure Amounts" shall have the meaning specified in Section 2.4(n).

     "Deposit Escrow" shall have the meaning specified in Section 3.2.

     "Deposit Escrow Agreement" shall mean the Deposit Escrow Agreement of even date herewith entered into by and among Buyer, the Company as the representative of Sellers and the Escrow Agent substantially in the form of Exhibit B.

     "DIP Order" shall mean that certain Final Order (I) Authorizing Debtors in Possession to Enter Into Postpetition Credit Agreement and Obtain Postpetition Financing Pursuant to Sections 363 and 364 of the Bankruptcy Code, (II) Granting Liens, Security Interests and Superpriority Claims and (III) Providing For the Payment of Secured Prepetition Indebtedness entered by the Bankruptcy Court on April 2, 2002 and found at Docket No. 345 in the Chapter 11 Case.

     "Disclosure Schedule" shall have the meaning specified in the first paragraph of Article 5.

     "Environmental Laws" shall mean all Laws relating to protection of human health and the environment, including the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S)(S)9601 et. seq., the Resource Conservation and Recovery Act, 42

U.S.C. (S)(S) 6901 et. seq., the Toxic Substances Control Act, 15 U.S.C. (S)(S) 2601, et. seq., the Clean Water Act, 33 U.S.C. (S)(S) 1251 et. seq., the Oil Pollution Act, 33 U.S.C. (S)(S) 2701 et. seq., the Clean Air Act, 42 U.S.C.
(S)(S) 7401 et. seq. and the Occupational Safety and Health Act, 29 U.S.C.
(S)(S) 651 et. seq., and state and local equivalents of all of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Agent" shall mean J.P. Morgan Trust Company, N.A.

     "Estimated Inventory Value" shall mean the Inventory Value (excluding the Inventory Value of the Inventory of National Steel Pellet Company) determined as of the close of business on the last day of the month immediately prior to the Closing Date.

     "Estimated Net Receivables Amount" shall mean the aggregate amount of Accounts Receivable (excluding the amount of Accounts Receivable of National Steel Pellet Company) minus the aggregate amount of Accounts Payable (excluding the amount of Accounts Payable of National Steel Pellet Company) minus the Company Reserves (excluding the amount of Company Reserves related to National Steel Pellet Company) calculated as of the close of business on the last day of the month immediately prior to the Closing Date.

     "Estimated Working Capital Adjustment" shall have the meaning specified in
Section 3.4(b).

     "Estimated Working Capital Amount" shall have the meaning specified in
Section 3.4(b).

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder or under any successor federal statute.

     "Excluded Assets" shall have the meaning specified in Section 2.2.

     "Excluded Liabilities" shall have the meaning specified in Section 2.4.

     "Final Order" shall mean an order or judgment of the Bankruptcy Court (i) that is not the subject of a pending appeal, petition for certiorari, motion for reconsideration or other proceeding for review, rehearing or reargument, (ii) that has not been reversed, stayed, modified or amended, and (iii) respecting which the time to appeal, to petition for certiorari, to move for reconsideration or to seek review, rehearing or reargument shall have expired, as a result of which such order shall have become final in accordance with Rule 8002 of the Federal Rules of Bankruptcy Procedure and other applicable Laws.

     "Financing" shall mean the financing provided pursuant to any credit agreement or other Contract evidencing indebtedness entered into by any Seller after the commencement of the Chapter 11 Case.

     "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States.

     "Governmental Entity" shall mean any (i) federal, state, local, municipal, foreign or other government; (ii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or (iii) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitration tribunal.

     "Hazardous Substance" shall have the meaning specified in Section 5.20.

     "Headquarters Lease" shall mean the lease for a portion of the building located at 4100 Edison Lakes Parkway, Mishawaka, Indiana, to be entered into by and between Buyer and the Company concurrently with the Closing, substantially in the form of Exhibit C.

     "Hired Non-CB Employee" shall have the meaning specified in Section 7.7.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any successor law and the rules and regulations thereunder or under any successor law.

     "Identified Employee" shall mean those Non-CB Employees identified by Buyer prior to the Closing Date to whom Buyer shall offer employment effective as of the Closing Date.

     "Indemnified Party" shall have the meaning specified in Section 10.3(a).

     "Indemnifying Party" shall have the meaning specified in Section 10.3(a).

     "Indemnity Escrow" shall have the meaning specified in Section 3.1(c)(ii).

     "Indemnity Escrow Agreement" shall mean the Indemnity Escrow Agreement to be entered into by and among Buyer, the Company and the Escrow Agent concurrently with the Closing, substantially in the form of Exhibit D.

     "Indemnity Termination Date" shall have the meaning specified in Section 10.5.

     "Independent Accounting Firm" shall have the meaning specified in Section 3.4(d).

     "Intellectual Property" shall have the meaning specified in Section 2.1(k).

     "Inventory" shall have the meaning specified in Section 2.1(e).

     "Inventory Value" shall mean the value of all Inventory included in the Acquired Assets determined in accordance with GAAP and the Company's inventory policies, attached hereto as Schedule 1.1(a), consistently applied by Sellers.

     "Knowledge", with respect to Sellers or the Company and its Subsidiaries, shall mean the knowledge of those individuals listed on Schedule 1.1(b) attached hereto, together with any other successor individuals who hold the positions with the Company listed on Schedule 1.1(b), in each case, including facts of which such individuals should be aware in the reasonably prudent exercise of their duties.

     "Law" shall mean any federal, state, provincial, local or foreign statute, law, ordinance, regulation, rule, code, order, principle of common law, judgment or decree enacted, promulgated, issued, enforced or entered by any Governmental Entity, or court of competent jurisdiction, or other requirement or rule of law.

     "Leased Machinery and Equipment" shall have the meaning specified in
Section 2.1(b).

     "Leased Real Property" shall have the meaning specified in Section 2.1(a).

     "Letter of Agreement" shall have the meaning specified in Section 7.16.

     "Liabilities" shall mean, as to any Person, all debts, adverse claims, liabilities, commitments, responsibilities, and obligations of any kind or nature whatsoever, direct or indirect, absolute or contingent, including liabilities for compliance, investigation, remediation, removal and response under Environmental Laws, of such Person, whether accrued, vested or otherwise, whether known or unknown and whether or not actually reflected, or required to be reflected, in such Person's balance sheet or other books and records.

     "Lien" shall mean any claim, pledge, option, charge, hypothecation, easement, security interest, right-of-way, encroachment, mortgage, deed of trust, defect of title, restriction on transferability, restriction on use or other encumbrance.

     "Losses" shall have the meaning specified in Section 10.1.

     "Machinery and Equipment" shall have the meaning specified in Section
2.1(b).

     "Material Adverse Effect" shall mean any state of facts, events, changes or effects that, individually or aggregated with other states of facts, events, changes or effects, (a) is materially adverse to or materially impairs, (i) the value, condition or use of the Acquired Assets taken as a whole or the value or condition, financial or otherwise, of the Business taken as a whole, other than
(x) changes in economic or business conditions generally or in the steel industry specifically (provided that the Business is not materially disproportionately affected), (y) changes in laws and regulations impacting the steel industry generally (except as otherwise provided in Section 8.1(g)(i) hereof), or (z) changes or effects resulting from the execution or announcement of this Agreement, provided, however, the Company shall have the burden of proving that the execution or announcement of the Agreement caused such changes or effects, or (ii) the ability of any party hereto to perform its obligations under this Agreement, or (b) prevents or materially delays consummation of any of the transactions contemplated by this Agreement.

     "Material Contract" shall mean any Contract with respect to the Business to which the Company or any of its Subsidiaries is a party or by which any of the Acquired Assets are bound and (i) which is outside of the ordinary course of business; (ii) to which any Significant Customer is a party; (iii) to which any Significant Supplier is a party; (iv) pursuant to which the Sellers would be required to make payments in excess of $10 million from and after the Agreement Date; (v) master agreements, blanket purchase orders or other Contracts, which relate to the transportation or disposal of Hazardous Substances, other than receipts, bills of lading, trip tickets and purchase orders issued pursuant to such master agreements, purchase agreements or other Contracts related to the transportation or disposal of Hazardous Substances; (vi) which is an employment agreement or severance agreement or is a collective bargaining agreement with any labor union; (vii) which creates a joint venture or partnership or which otherwise involves the sharing of profits, losses, costs or Liabilities with any other Person; (viii) which is a lease for any real property or any material Machinery and Equipment used or held for use in the Business;
(ix) which is an Assumed Contract, other than an Ordinary Course Contract; or
(x) to which any officer or director of the Company or any of its Subsidiaries, or any Affiliate of any such officer or director is a party.

     "Net Receivables Amount" shall have the meaning specified in Section
3.4(e).

     "Non-CB Employees" shall mean employees of any Seller not represented by a labor union for collective bargaining.

     "Notices" shall have the meaning specified in Section 11.4.

     "Objection Notice" shall have the meaning specified in Section 3.4(d).

     "Order" shall mean any judgment, order, injunction, writ, ruling, decree, stipulation or award of any Governmental Entity or private arbitration tribunal.

     "Ordinary Course Contract" shall mean any Contract related to the Business and the Acquired Assets entered into by any Seller after the Agreement Date and prior to the Closing Date in the ordinary course of business, for the provision of goods or services to or by any Seller in a bona fide business transaction, and which (i) is for a term that does not exceed 12 months following the Closing or that is terminable by such Seller, without Liability, at will or upon advance notice not to exceed 30 days, and (ii) the performance of which does not involve consideration in excess of (A) $1 million in any twelve-month period following the Closing, (B) with the consent of Buyer, which consent shall not be unreasonably withheld, $10 million in any twelve-month period following the Closing, or (C) prevailing market terms, solely with respect to purchases of goods on spot markets for a term not to exceed 30 days; provided, however, in no event shall a Contract be deemed an Ordinary Course Contract if (v) such Contract is a Material Contract, (w) such Contract is with any current or former employee of the Company or any of its Subsidiaries, (x) such Contract is with respect to any Financing, (y) the counterparty to such Contract is also party to a Contract with a Seller entered into prior to the commencement of the Chapter 11 Case as to which such Seller has not satisfied all Liabilities thereunder, other than any such Contract that is on prevailing market terms or (z) the execution, delivery and performance of such Contract by any Seller would violate any provision of this Agreement, including the covenants set forth in Section 7.1.

     "Owned Machinery and Equipment" shall have the meaning specified in Section 2.1(b).

     "Owned Real Property" shall have the meaning specified in Section 2.1(a).

     "Pension Plan" shall mean any employee benefit pension plan (as defined in Section 3(2) of ERISA) sponsored, maintained, contributed to or required to be contributed to at any time by the Company or any of its Subsidiaries for any of their respective present or former employees or retirees or spouses, dependents or other beneficiaries of present or former employees or retirees.

     "Permits" shall mean permits, licenses, registrations, certificates of occupancy, approvals, consents, clearances and other authorizations issued by any Governmental Entity.

     "Permitted Liens" shall mean: (i) Liens for Taxes not yet due and payable;
(ii) easements, licenses or similar non-monetary liens or non-monetary matters of record on Acquired Real Property or any zoning and other restrictions imposed by a Governmental Entity that do not, individually or in the aggregate, adversely impact the operation of the Business or the use of the Acquired Assets; (iii) encumbrances arising under leases or subleases of Acquired Real Property, which do not materially detract from the value of such Acquired Real Property or interfere with the use of or conduct of business on the Acquired Real Property; or (iv) such other Liens or title exceptions as Buyer may approve in writing in its sole discretion.

     "Person" shall mean an individual, a partnership, a joint venture, a corporation, a business trust, a limited liability company, a trust, an unincorporated organization, a joint stock company, a labor union, an estate, a Governmental Entity or any other entity.

     "Plans" shall mean all Benefits Plans and all Pension Plans and each other plan, program, policy, practice or arrangement (written or oral, formal or informal, whether done on an individual ad hoc basis or as part of a consistent pattern or practice of providing benefits to similarly situated individuals) relating to deferred compensation, bonus, performance compensation, stock purchase, stock option, stock appreciation, severance, vacation, sick leave, holiday pay, fringe benefits, personnel policy, reimbursement program, incentive, insurance, welfare or similar plan, program, policy, practice or arrangement, in each case sponsored, maintained or contributed to, or required to be maintained or contributed to, by the Company or any of its Subsidiaries or any other Person or entity that, together with any of the Company or its Subsidiaries, is treated as a single employer within the meaning of Section 4001 of ERISA for the benefit of any present or former officer, employee or director, retiree or spouses, dependents or other beneficiaries of any of the foregoing.

     "Proceeding" shall mean any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative, or informal), other than the Chapter 11 Case, commenced, brought, conducted or heard by or before or otherwise involving, any Governmental Entity or arbitrator.

     "Purchase Price" shall have the meaning specified in Section 3.3.

     "Railroad Assets" shall mean any Acquired Assets or any Subsidiaries of the Company as to which a change of control is regulated by the Surface Transportation Board.

     "Release" shall have the meaning specified in Section 5.20.

     "Representative" shall mean, with respect to any Person, such Person's officers, directors, employees, agents, representatives and financing sources (including any investment banker, financial advisor, accountant, legal counsel, agent, representative or expert retained by or acting on behalf of such Person or its Subsidiaries).

     "Sale Motion" shall have the meaning specified in Section 7.2(c).

     "SEC" shall mean the United States Securities and Exchange Commission and any successor Governmental Entity.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include reference to the comparable section, if any, of such successor federal statute.

     "Seller" shall have the meaning specified in the preamble.

     "Seller Credit Support Arrangements" shall have the meaning specified in
Section 7.19.

     "Seller Indemnitees" shall have the meaning specified in Section 10.2.

     "Significant Customers" shall have the meaning specified in Section 5.14.

     "Significant Suppliers" shall have the meaning specified in Section 5.14.

     "Statement" shall have the meaning specified in Section 3.4(c).

     "Subsidiary" shall mean, with respect to any Person (a) a corporation, a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a subsidiary of such Person, or by such Person and one or more subsidiaries of such Person, (b) a partnership in which such Person or a subsidiary of such person is, at the date of determination, a general partner of such partnership, or (c) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

     "Supplies" shall have the meaning specified in Section 2.1(d).

     "Taxation," "Tax" or "Taxes" shall mean all forms of taxation, assessment, levy, duty or other governmental charge imposed by any Governmental Entity, including any income, alternative or add-on minimum, accumulated earnings, personal holding company, franchise, capital stock, environmental, profits, windfall profits, gross receipts, sales, use, value added, transfer, registration, stamp, premium, excise, customs duties, severance, real property, personal property, ad valorem, occupancy, license, occupation, employment, payroll, social security, (including national insurance contributions) disability, unemployment, withholding, corporation, inheritance, value added, stamp duty reserve, estimated or other similar tax, assessment, levy, duty (including duties of customs and excise) or other governmental charge of any kind whatsoever, replaced by or replacing any of them chargeable by any Taxation Authority together with all penalties, interest and additions thereto, whether disputed or not.

     "Tax Authority" or "Taxation Authority" shall mean any taxing or other authority (whether within or outside the U.S.) competent to impose Tax.

     "Tax Return" shall mean any and all returns, declarations, reports, documents, claims for refund, or information returns, statements or filings which are required to be supplied to any Tax Authority, including any schedule or attachment thereto, and including any amendments thereof.

     "Third Party Claim" shall have the meaning specified in Section 10.3(a).

     "Trademark License Agreement" shall mean the Trademark License Agreement to be entered into by and among Buyer and the Company concurrently with the Closing, substantially in the form of Exhibit E.

     "Trademarks" shall mean all trade names, logos, common law trademarks and servicemarks and all registrations and applications therefor.

     "Transition Services Agreement" shall have the meaning specified in Section 7.18.

     "Transfer Tax" or "Transfer Taxes" shall mean any federal, state, provincial, county, local, foreign and other sales, use, transfer, conveyance, documentary transfer, recording or other similar Tax, fee or charge imposed upon the sale, transfer or assignment of property or any interest therein or the recording thereof, and any penalty, addition to Tax or interest with respect thereto, but such term shall not include any Tax on, based upon or measured by, the net income, gains or profits from such sale, transfer or assignment of the property or any interest therein.

     "WARN Act" shall mean the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any successor Law, and the rules and regulations thereunder and under any successor Law.

     "Working Capital Adjustment" shall have the meaning specified in Section 3.4(e).

     "Working Capital Amount" shall have the meaning specified in Section
3.4(e).

     1.2  Interpretation.

          (a) Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

          (b) Words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

          (c) A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

          (d) A reference to any legislation or to any provision of any legislation shall include any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

          (e) All references to "$" and dollars shall be deemed to refer to United States currency.

          (f) All references to any financial or accounting terms shall be defined in accordance with GAAP.

          (g) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (h) The meanings given to terms defined herein shall be equally applicable to both singular and plural forms of such terms.

                                   ARTICLE 2
                TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES

     2.1 Assets to be Acquired. At the Closing, and upon the terms and conditions set forth herein and subject to the approval of the Bankruptcy Court pursuant to Sections 105, 363 and 365 of the Bankruptcy Code, Sellers shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase, acquire and accept, all of the right, title and interest, free and clear of all Liens (other than Liens included in the Assumed Liabilities and Permitted Liens), of Sellers in each and all of the Acquired Assets. "Acquired Assets" shall mean all properties, assets and rights, except as set forth herein, of every nature, tangible and intangible, of Sellers used, or held for use, in the Business, real or personal, now existing or hereafter acquired, whether or not reflected on the books or financial statements of the Sellers as the same shall exist on the Closing Date, including the following assets:

          (a) all right, title and interest of Sellers in the real property set forth on Schedule 2.1(a)-1, together with all buildings, structures, fixtures, and improvements erected thereon, and all rights, privileges, easements, licenses, hereditaments and other appurtenances relating thereto (the "Owned Real Property"), and all right, title and interest of Sellers in the real property set forth on Schedule 2.1(a)-2, together with all buildings, structures, fixtures, and improvements erected thereon, and all rights, privileges, easements, licenses, hereditaments and other appurtenances relating thereto (the "Leased Real Property"); provided, however, that the Acquired Assets shall not include any of the real property set forth on Schedule 2.2(i) or any other real property that is not identified on Schedule 2.1(a)-1 or
Schedule 2.1(a)-2;

          (b) all (i) Sellers' owned equipment, machinery, furniture, fixtures and improvements and tooling used or held for use in the Business (the "Owned Machinery and Equipment"), (ii) rights of Sellers to the equipment, machinery, furniture, fixtures and improvements and tooling used or held for use in the Business, which are leased pursuant to an Assumed Contract (the "Leased Machinery and Equipment" and collectively with the Owned Machinery and Equipment, the "Machinery and Equipment"), and (iii) rights of Sellers to the warranties, express or implied, and licenses received from manufacturers and sellers of the Machinery and Equipment;

          (c) those leases (including leases and subleases of Acquired Real Property and of Machinery and Equipment) and other Contracts (together with all of Seller's deposits thereunder) entered into by any Seller that are executory and unexpired as of the Closing Date and are set forth on Schedule 2.1(c), any other Contract added to the list of Assumed Contracts in accordance with Section 2.5, and the Ordinary Course Contracts (collectively, the "Assumed Contracts");

          (d) all supplies, items, spare parts and other materials utilized to operate and maintain the Machinery and Equipment or to process raw materials and work in process used or held for use in the Business (the "Supplies");

          (e) all inventories of raw materials, slabs, works in process, finished products, goods, spare parts, replacement and component parts, and office and other supplies used or held for use in the Business (the "Inventory");

          (f) all cars, trucks, fork lifts, other industrial vehicles and other motor vehicles owned by the Sellers and used or held for use in the Business or leased by the Sellers where the lease for such vehicle is an Assumed Contract;

          (g) all railroad cars, railroad switching, service and repair facilities, rolling stock and vehicles, machinery and related equipment used or held for use in the Business;

          (h)  all Accounts Receivable;

          (i) all Permits used in or necessary to conduct the Business or applicable to the Acquired Assets and all pending applications therefor, including those Permits set forth on Schedule 2.1(i);

          (j) copies or originals of all books, records, files or papers, whether in hard copy or electronic format, used in the Business or in respect of the Acquired Assets, including engineering information, test results, training manuals, sales and promotional literature, plans, processes, sales and purchase correspondence, personnel and employment records (other than records with respect to former employees or employees who do not become employees of Buyer as of the Closing Date), customer lists, vendor lists, catalogs, research material, technical information, diagrams, drawings, quality control data, maintenance schedules, operating and production records, safety and environmental reports, data, studies and documents, fixed asset ledgers, Tax Returns regarding real property, personal property and ad valorem taxes with respect to the Acquired Assets, including any exemption or abatement agreements or certifications and supporting documentation for such Tax Returns, including any such items classified as privileged, confidential or proprietary material, and any right and interest any Seller may have to possession or control of the knowledge of, any such material by, and related expertise of, any employee, agent, contractor or supplier of any Seller;

          (k) all right, title or interest in or to any computer software (including process control software), source code and object code, and all documentation related thereto, and any patents, patent registrations, patent applications, Trademarks (other than the Trademarks set forth on Schedule 2.2(k)), copyrights, copyright applications, copyright registrations, know-how, processes, trade secrets, proprietary data, formulae, and other intangible property used or held for use in the Business (collectively, the "Intellectual Property"), including those listed on Schedule 2.1(k); and all rights thereunder or in respect thereof, including rights to sue and collect and remedies against past, present and future infringements or misappropriations thereof, and rights of priority and protection of interests therein under the laws of any jurisdiction worldwide and all tangible embodiments thereof used or held for use in the Business; provided, however, with respect to any Intellectual Property not set forth on Schedule 2.1(k)(i), to the extent Sellers have not obtained the necessary consents to assign any such Intellectual Property to Buyer on or before the Closing Date, then notwithstanding anything to the contrary contained herein, until such consents are obtained, this Agreement shall not constitute an agreement to assign such Intellectual Property, and Sellers shall (A) use all commercially reasonable efforts to obtain such consents and (B) enter into any reasonable arrangement designed to provide Buyer with the benefits of, and cause Buyer to bear the costs and obligations of, Sellers' ownership of such Intellectual Property;

          (l)  all goodwill associated with the Business or the Acquired Assets;

          (m) all credits and allowances for air and water emissions and water intakes Sellers have, are entitled to or have applied for, with respect to the Acquired Facilities, including any air emissions for which Sellers have credit or which Sellers have banked, applied to bank or agreed to sell or trade;

          (n) all prepaid expenses and deposits of Sellers made in connection with the Business, including those set forth on Schedule 2.1(n); and

          (o) all of any Seller's equity interest in Double G Coatings, L.P., Delray Connecting Railroad Company and Steel Health Resources LLC (collectively, the "Acquired Entities").

     EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT,
(i) THE ACQUIRED ASSETS ARE BEING SOLD ON AN "AS IS", "WHERE IS" BASIS AND (ii) NO SELLER MAKES ANY OTHER WARRANTIES, INCLUDING MERCHANTABILITY, FITNESS OR OTHERWISE WITH RESPECT TO THE ACQUIRED ASSETS.

     2.2 Excluded Assets. The Acquired Assets do not include Sellers' right, title or interest in or to any of the following properties and assets of Sellers (collectively, the "Excluded Assets"):

          (a) cash (including checks received prior to the close of business on the Closing Date, whether or not deposited or cleared prior to the close of business on the Closing Date), commercial paper, marketable securities, certificates of deposit and other bank deposits, treasury bills and other cash equivalents;

          (b) shares of capital stock of any Seller or securities convertible into, exchangeable or exercisable for shares of capital stock of any Seller;

          (c)  any Contract that is not an Assumed Contract;

          (d) any assets of any Plan, including any plan or arrangement providing pension benefits or post-retirement health or medical benefits to any present or former employee of the Company or any of its Subsidiaries and any rights under any such Plan or any Contract between any employee or consultant and the Company or any of its Affiliates;

          (e) all avoidance actions or similar causes of action, arising under Sections 544 through 553 of the Bankruptcy Code, other than any such actions related to any Assumed Contract;

          (f) all rights to or claims for refunds, overpayments or rebates of Taxes for periods ending on or prior to the Closing Date;

          (g) all claims that Sellers may have against any third Person with respect to any other Excluded Assets;

          (h) all rights of Sellers under any collective bargaining agreement, agreement with any labor union, employment agreement or severance agreement;

          (i) all real property that is set forth on Schedule 2.2(i) and any other real property that is not set forth on Schedule 2.1(a)-1 or Schedule 2.1(a)-2;

          (j) the company seal, minute books, charter documents, stock or equity record books and such other books and records as pertain to the organization, existence or capitalization of Sellers; and

          (k)  the properties and assets set forth in Schedule 2.2(k).

     2.3 Liabilities to be Assumed by Buyer. At the Closing, Buyer will assume only the following obligations of Sellers (the "Assumed Liabilities") and no others: (i) the Accounts Payable; (ii) all Liabilities of Sellers under the Assumed Contracts; provided, however, Buyer shall not assume or agree to pay, discharge or perform any Liabilities arising out of any breach by Sellers of any provision of any Assumed Contract, including Liability for breach, misfeasance or under any other theory relating to Sellers' conduct prior to the Closing; and
(iii) those Liabilities listed on Schedule 2.3.

     2.4 Excluded Liabilities. Other than the Assumed Liabilities, Buyer shall not and does not assume any other Liability whatsoever (including Liabilities relating to the conduct of the Business or to the Acquired Assets (and the use thereof) at any time on or prior to the Closing Date), whether relating to or arising out of the Business or Acquired Assets or otherwise, fixed or contingent, disclosed (whether on the Disclosure Schedule or otherwise), or undisclosed (collectively, the "Excluded Liabilities"). Without limiting the foregoing, Buyer shall not and does not assume any of the following (each of which shall be included within the definition of "Excluded Liability"):

          (a) all Liabilities relating to or arising, whether before, on or after the Closing, out of, or in connection with, any of the Excluded Assets;

          (b) all Liabilities, other than the Accounts Payable, that arise (whether under the Assumed Contracts or otherwise) with respect to the Acquired Assets or the use thereof on or prior to the Closing Date or relate to periods ending on or prior to the Closing Date or are to be observed, paid, discharged or performed on or prior to the Closing Date (in each case, including any Liabilities that result from, relate to or arise out of tort or other product liability claim);

          (c) litigation and related claims and Liabilities or any other claims against the Company or any of its Subsidiaries of any kind or nature whatsoever, other than Accounts Payable, involving or relating to facts, events or circumstances arising or occurring on or prior to the Closing Date, no matter when raised (including Liability for breach, misfeasance or under any other theory relating to the Company's or any such Subsidiary's conduct, performance or non-performance);

          (d) all Liabilities relating to any Contract between any employee or consultant and the Company or any of its Subsidiaries;

          (e) all Liabilities relating to any environmental, health or safety matter (including any Liability or obligation arising under any Environmental
Law) arising out of or relating to the Company's or any of its Subsidiary's operation of their respective businesses or their leasing, ownership or operation of real property;

          (f) all Liabilities for damages to persons or property arising out of alleged defects in products sold by the Company or any of its Subsidiaries, or arising under warranties, express or implied, issued by the Company or any of its Subsidiaries;

          (g) all Liabilities in excess of the Claims Reserve to repair or replace, or to refund the sale price (plus related expenses) of, products sold and delivered by the Company or any of its Subsidiaries prior to the Closing Date;

          (h) all Liabilities of the Company or any of its Subsidiaries under any collective bargaining agreement, agreement with any labor union, employment agreement or severance agreement;

          (i) all Liabilities of the Company or any of its Subsidiaries, or of any trust or other entity established to provide employee benefits, to their present or former employees, retirees or spouses, dependents or other beneficiaries of present or former employees or retirees, including all Liabilities attributable to, incurred in connection with, arising from or relating to, any Plan, whether formal or informal and whether legally binding or not;

          (j) all Liabilities of the Company or any of its Subsidiaries attributable to, incurred in connection with, arising from, or relating to, a violation of any Laws governing employee relations, including anti-discrimination Laws, wage and hour Laws, labor relations Laws and occupational safety and health Laws;

          (k) all Liabilities related to (i) the termination of employment of any employees of Sellers, including employees of Sellers who become employees of Buyer, including all Liabilities arising under the WARN Act, and (ii) earned but unpaid salary, bonuses, accrued but unpaid vacation days, accrued but unpaid medical and dental expenses, accrued and unpaid other forms of compensation and all other accrued welfare benefits of all employees of the Company or any of its Subsidiaries, including employees of Seller who become employees of Buyer and, whether or not accrued, any obligations under Section 4980B of the Code to provide continuation of group medical coverage with respect to any such employee or other qualified beneficiary;

          (l) except as set forth in Section 7.9, all Liabilities for any and all Transfer Taxes due as a result of the transactions contemplated by this Agreement;

          (m) except as set forth in Section 7.9, all Liabilities for any and all Taxes due or payable by the Company or any of its Subsidiaries for any period ending on or before the Closing Date or as a result of the operation of the Business or the ownership of the Acquired Assets on or before the Closing Date, without regard to whether such taxes are within the scope of the representation set forth in Section 5.10 hereof;

          (n) all amounts payable pursuant to Section 365(b)(1)(A) or (B) of the Bankruptcy Code in order to effectuate, pursuant to the Bankruptcy Code, the assumption by Sellers and assignment by Buyer of Assumed Contracts under the Bankruptcy Court Approval (the "Cure Amounts"), other than as specifically set forth herein;

          (o) other than Accounts Payable, all notes, bonds or other evidences of indebtedness, including any of the foregoing entered into with respect to any of the Acquired Facilities; and

          (p) all Liabilities for fraud, breach, misfeasance or under any other theory relating to conduct, performance or non-performance of the Company or any of its Subsidiaries.

     2.5 Changes in List of Assumed Contracts. From time to time after the date hereof and prior to the Closing, (i) Buyer may remove Contracts, other than Ordinary Course Contracts, from the list of Assumed Contracts, (ii) Buyer and the Company, by mutual agreement, may add Contracts to the list of Assumed Contracts, and (iii) Buyer, in its sole discretion, may add to the list of Assumed Contracts any material Contract the existence and terms of which were not disclosed to Buyer in reasonable detail prior to the Agreement Date. If any Contract is added to the list of Assumed Contracts, Sellers shall take such steps as are necessary, including payment of all Cure Amounts, to cause such Contract to be assumed by, and assigned to, Buyer.

                                   ARTICLE 3
                             CLOSING; PURCHASE PRICE

     3.1  Closing; Transfer of Possession; Certain Deliveries.

          (a) The consummation of the transactions contemplated herein (the "Closing") shall take place on the second Business Day after the satisfaction of all of the conditions set forth in Article 8 (or the waiver thereof by the party entitled to waive that condition) or on such other date as the parties hereto shall mutually agree. The Closing shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom (Illinois), at 10:00 a.m., local time, unless the parties hereto otherwise agree. The actual date of the Closing is herein called the "Closing Date." For purposes of this Agreement, from and after the Closing, the Closing shall be deemed to have occurred at 12:01 A.M. on the Closing Date.

          (b)  At the Closing, Sellers shall deliver to Buyer:

               (i) duly executed bills of sale, substantially in the form of Exhibit F attached hereto, transferring the Acquired Assets to Buyer;

               (ii) duly executed real property special warranty (or the equivalent) deeds in recordable form, in form and substance acceptable to Buyer, to effect the sale, transfer, assignment and delivery of the Acquired Real Property;

               (iii) the Assignment and Assumption Agreement, duly executed by Sellers;

               (iv) all other instruments of conveyance and transfer, in form and substance reasonably acceptable to Buyer, as are necessary to convey the Acquired Assets to Buyer; and

               (v) all other previously undelivered certificates, agreements and other documents required to be delivered by Sellers at or prior to the Closing in connection with the transactions contemplated by this Agreement.

          (c)  At the Closing, Buyer shall deliver:

               (i) to Sellers, the Purchase Price, less the Indemnity Escrow, in accordance with the provisions of Section 3.3;

               (ii) to the Escrow Agent, $25 million in immediately available funds (the "Indemnity Escrow"), to be held for a period of 12 months from the Closing Date and disbursed in accordance with the terms and conditions of the Indemnity Escrow Agreement;

               (iii) the Assignment and Assumption Agreement, duly executed by Buyer; and

               (iv) all other previously undelivered certificates, agreements and other documents required to be delivered by Buyer at or prior to the Closing in connection with the transactions contemplated by this Agreement.

     3.2 Deposit Escrow. On the Agreement Date, Buyer has executed and delivered to Sellers the Deposit Escrow Agreement and deposited with the Escrow Agent $6.5 million (the "Deposit Escrow"). The Deposit Escrow shall be held and disbursed pursuant to the terms of the Deposit Escrow Agreement and this Agreement.

     3.3 Purchase Price. In consideration of the Acquired Assets, and subject to the terms and conditions of this Agreement, Buyer shall assume the Assumed Liabilities as provided in Section 2.3 and at the Closing shall pay to Sellers an aggregate purchase price (together with the amount of the Indemnity Escrow, the "Purchase Price") of $975 million comprised of: (a) the Deposit Escrow, which shall be transferred directly to Sellers by the Escrow Agent; (b) subject to Section 3.4(a) and Section 3.4(b), $768.5 million (including the Indemnity Escrow) in immediately available funds, by wire transfer to an account or accounts designated by Sellers, other than the Indemnity Escrow, which shall be delivered to the Escrow Agent (collectively, together with the Deposit Escrow, the "Cash Consideration"); and (c) $200 million by

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

assumption of the Assumed Liabilities. Each Seller shall receive that portion of the Cash Consideration set forth opposite such Seller's name on Schedule 3.3 hereof.

     3.4  Purchase Price Adjustment.

          (a) The Purchase Price shall be increased for lease payments made by Sellers pursuant to those Assumed Contracts set forth on Schedule 3.4(a) in respect of lease payments due and payable on or after January 1, 2003, as follows: (i) the Cash Consideration shall be increased by $1.00 for each $1.00 of lease payments set forth on Schedule 3.4(a) made by Seller, not to exceed $2 million in the aggregate; and (ii) with respect to lease payments in excess of $2 million in the aggregate, the Cash Consideration shall be increased by $0.75 for each $1.00 of lease payments set forth on Schedule 3.4(a) made by Seller.

          (b) The Purchase Price may be reduced at the Closing, at Buyer's election, on the basis of the Estimated Net Receivables Amount and the Estimated Inventory Value set forth on the Closing Financial Certificate delivered by the Company pursuant to Section 7.17. If the Estimated Net Receivables Amount plus the Estimated Inventory Value (the "Estimated Working Capital Amount") is less than $450 million, then Buyer may, at Buyer's election, reduce the Cash Consideration to be paid to Sellers at the Closing by the amount of such shortfall (the "Estimated Working Capital Adjustment").

          (c) The Purchase Price shall be adjusted pursuant to subsection (e) of this Section 3.4 after the Closing. Within sixty (60) days following the Closing Date, Buyer shall prepare and deliver to the Company a Notice (the "Statement") setting forth the Net Receivables Amount and the Inventory Value (together, the "Closing Date Items"), as of the close of business on the Closing Date. The Closing Date Items shall be determined in accordance with GAAP and the same accounting principles, procedures and methods that were used to prepare the Company Financial Statements. After the Closing Date, at Buyer's request, the Company and each of the other Sellers shall assist Buyer and its Representatives in the preparation of the Statement and shall provide Buyer and its Representatives any information reasonably requested and shall further provide them with access at all reasonable times during regular business hours and upon reasonable notice to personnel, books and records of the Company and each of the other Sellers for such purpose.

          (d) Unless the Company notifies Buyer in writing within 30 days after Buyer's delivery of the Statement of any objection to any component of the computation of the Closing Items set forth therein (the "Objection Notice"), such computation shall be final and binding. The Objection Notice shall specify the amount of and the basis for the objections set forth therein. The Objection Notice shall include only objections based on (i) mathematical errors in computation of the Closing Date Items, or (ii) Closing Date Items not having been prepared in accordance with GAAP or the same accounting principles, procedures and methods that were used to prepare the Company Financial Statements. If Buyer and the Company cannot resolve any such objections, then such objections shall be resolved by an independent nationally recognized accounting firm reasonably acceptable to Buyer and the Company (the "Independent Accounting Firm"). The determination of the Independent Accounting Firm shall be made as promptly as practicable, and in no event later than 75 days after delivery of the Statement, and shall be final and binding on the parties, absent manifest error, which error may only be corrected by such Independent Accounting Firm. The fees and expenses of the Independent Accounting Firm shall be paid one-half by Buyer and one-half by the Company.

          (e) If the aggregate amount of Accounts Receivable included in the Acquired Assets (excluding the amount of Accounts Receivable of National Steel Pellet Company included in the Acquired Assets) minus (i) the aggregate amount of Accounts Payable included in the Assumed Liabilities (excluding the amount of Accounts Payable of National Steel Pellet Company included in the Assumed Liabilities) and (ii) the Company Reserves (excluding the amount of Company Reserves related to National Steel Pellet Company) (the "Net Receivables Amount"), plus the Inventory Value (excluding the Inventory Value of the Inventory of National Steel Pellet Company included in the Acquired Assets) (the "Working Capital Amount") is less than $450 million then the Purchase Price shall be decreased by the amount of the shortfall (the "Working Capital Adjustment"). Any Working Capital Adjustment resulting from this Section 3.4(e) shall be offset by any reduction to the Purchase Price made at the Closing based on the Estimated Working Capital Adjustment.

          (f) The amount of the Working Capital Adjustment shall be paid on the Adjustment Payment Date. The "Adjustment Payment Date" shall be the date that is 35 days after the delivery of the Statement; provided, however, if Sellers dispute the Statement, the Adjustment Payment Date shall be the date that is 15 days after the final determination of the Closing Date Items in accordance with the provisions of Section 3.4(d).

     3.5 Allocation of Purchase Price. Buyer and each Seller shall agree upon an allocation of the Purchase Price and the Assumed Liabilities among the Acquired Assets (the "Allocation") for all income Tax purposes. The Allocation shall be consistent with the Code and based on an initial proposal by Buyer. Sellers will have the right to raise reasonable objections to the Allocation within 15 days after Buyer's delivery thereof, in which event Buyer and Sellers will negotiate in good faith to resolve such dispute. If Buyer and Sellers cannot resolve such dispute within 15 days after Sellers notify Buyer of such objections, such dispute with respect to the Allocation shall be presented to the Independent Accounting Firm, which shall, within 30 days thereafter, render a decision, which shall be final and binding upon each of the parties. The fees, costs and expenses incurred in connection therewith shall be shared in equal amounts by Buyer and Sellers. Buyer and Sellers each shall report and file all Tax Returns (including amended Tax Returns and claims for refunds) consistent with the Allocation, and shall take no position contrary thereto or inconsistent therewith (including in any audits or examinations by any Tax Authority or any other Proceedings). Buyer and Sellers shall cooperate in the preparation of, and shall timely file, any forms (including Form 8594) with respect to the Allocation, including any amendments to such forms required with respect to any adjustment to the Purchase Price, pursuant to this Agreement. Notwithstanding any other provisions of this Agreement, the foregoing agreement shall survive the Closing Date without limitation.

     3.6 Designation of Affiliates by Buyer. Prior to the Closing, Buyer may designate one or more of its Subsidiaries to acquire at the Closing all or part of the Acquired Assets, in which event all references to "Buyer" shall be deemed to refer to each such Subsidiary with respect to the Acquired Assets to be acquired by such Subsidiary; provided, however, that no designation otherwise permitted by this Section 3.6 shall relieve Buyer from any of its liabilities or obligations hereunder.

     3.7 Section 338(h)(10) Election. Sellers shall cooperate with Buyer's request to make an election under Section 338(h)(10) of the Code to treat the purchase and sale of any Seller's equity interest in any of the Acquired Entities as a purchase and sale of the assets of the entity, to the extent permitted by the Code.

     3.8 Designation of Exchange Accommodation Titleholder. Prior to Closing, Buyer may designate one or more Persons as a "qualified intermediary" within the meaning of Internal Revenue Service Regulation "1.1031(k)-1(g)(4), or an "exchange accommodation titleholder" within the meaning of Internal Revenue Service Revenue Procedure 2000-37, 2000-2 CB 308, to acquire at the Closing all or part of Buyer's rights to this Agreement or the Acquired Assets in order to effectuate a like-kind exchange under Section 1031 of the Code. Buyer's Liabilities under this Agreement shall be no greater, and no less, than such Liabilities would have been had the Buyer or its Subsidiaries directly acquired the Acquired Assets.

                                   ARTICLE 4
                                INDEMNITY ESCROW

     4.1 Creation of Escrow. At the Closing, as collateral security for the payment of any indemnification obligations of Sellers pursuant to Article 10 hereof, the Indemnity Escrow shall be delivered to the Escrow Agent.

     4.2 Duration and Term. The Indemnity Escrow shall be held, invested and disbursed by the Escrow Agent in accordance with the terms of the Indemnity Escrow Agreement. The Escrow Agent shall hold the Indemnity Escrow pursuant to the Indemnity Escrow Agreement until the later of: (a) the first Business Day following the Indemnity Termination Date; or (b) the resolution of any claim for indemnification or payment that is pending on the Indemnity Termination Date, but only to the extent of the amount of such pending claim.

                                   ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     In connection with the following representations and warranties, attached to this Agreement is a disclosure schedule (the "Disclosure Schedule") arranged in numbered parts corresponding to the Section numbering in this Agreement of the following representations and warranties. The information disclosed in any numbered part of the Disclosure Schedule shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered Section in this Agreement and shall not be deemed to relate to or qualify any other representation or warranty unless so stated otherwise, specifying each other representation and warranty to which it relates. No reference to or disclosure of any item in the Disclosure Schedule shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in the Disclosure Schedule. Sellers jointly and severally hereby represent and warrant to Buyer that, as of the Agreement Date and as of the Closing Date (except with respect to representations and warranties made as of a particular date, which shall be deemed to be made only as of such date), except as set forth on the Disclosure Schedule:

     5.1 Due Organization. Each Seller is a corporation, limited liability company or partnership, duly organized under the laws of its jurisdiction of incorporation or formation, with full power and authority to conduct its business as presently conducted, to own or use its properties and assets and to perform all of its obligations under all Assumed Contracts. Each Seller is duly qualified to do business and in good standing under the Laws of each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect. Schedule 5.1 of the Disclosure Schedule lists the form of organization, the jurisdiction of incorporation or formation, and the holders of the outstanding capital stock or other equity interests of each Seller and the Acquired Entities.

     5.2 Authorization; Validity. Each Seller has the requisite power and authority to execute and deliver this Agreement and the other documents and instruments to be executed and delivered by it pursuant hereto and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement by each Seller and the other agreements to be executed and delivered by such Seller pursuant hereto, and the performance by such Seller of its obligations hereunder, including the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of each Seller, including by any action or required approval of the equityholder or equityholders of each Seller. This Agreement has been duly and validly executed and delivered by each Seller and (assuming this Agreement constitutes a valid and binding obligation of Buyer and each of the other agreements to be executed and delivered by parties pursuant hereto other than Sellers constitute a valid and binding obligation of such other parties and subject to Bankruptcy Court Approval) constitutes, and each of the other agreements to be executed and delivered by each Seller pursuant hereto upon such Seller's execution and delivery will constitute, valid and legally binding obligations of such Seller enforceable against such Seller in accordance with its respective terms.

     5.3 No Violation. Subject to receipt and maintenance of the Orders, consents, approvals, waivers and authorizations referred to in Section 5.4 and the Bankruptcy Court Approval, the execution, delivery and performance by each Seller of this Agreement and the transactions contemplated hereby, do not and will not: (a) conflict with or result in, with or without the giving of notice or lapse of time or both, any violation of or constitute a breach or default, or give rise to any right of acceleration, payment, amendment, cancellation or termination, under (i) the certificate of incorporation, bylaws or other formation documents of such Seller, (ii) any mortgage, indenture, lease, Contract, or other agreement to which any Seller is a party or by which any of any Seller's assets or properties are subject, including any Assumed Contract, or (iii) any Law or Order pertaining to the Business, the Acquired Assets or to which any Seller is otherwise subject, except in the cases of clauses (ii) and
(iii) where such conflict, violation, breach, default or right would not reasonably be expected to have a Material Adverse Effect; or (b) result in the creation of any Lien (other than Liens included in the Assumed Liabilities and Permitted Liens) upon any of the Acquired Assets.

     5.4 Third Party Approvals. Schedule 5.4 of the Disclosure Schedule sets forth a true and complete list of each Order, consent, approval, waiver or authorization of any Governmental Entity and each material consent, approval, waiver or authorization of any other Person that is required in connection with the execution, delivery and performance by Sellers of this

Agreement and the other documents and instruments to be executed and delivered by Sellers pursuant hereto and the transactions contemplated hereby and thereby other than (a) Orders, consents, approvals, waivers or authorizations of, or declarations or filings with, the Bankruptcy Court, (b) filings pursuant to the HSR Act, and (c) approvals required by the Surface Transportation Board in connection with the sale of the Railroad Assets.

     5.5 Title to Assets; Sufficiency and Condition of Assets. All of each Seller's right, title and interest in and to the Acquired Assets (or in the case of any leased or licensed Acquired Assets, each Seller's rights under such leases or licenses) shall be transferred to Buyer at Closing, free and clear of all Liens (other than Liens included in the Assumed Liabilities and Permitted Liens). At Closing, Sellers will have good and marketable title to each of the Acquired Assets, except for those Acquired Assets leased by Sellers, as to which Sellers will have valid leasehold interests. The Acquired Assets constitute all of the properties, assets and rights used by the Sellers or necessary or useful for Buyer to conduct and operate the Business as conducted and operated by Sellers. All of the Acquired Assets are in good order and repair for assets of comparable age and past use and are capable of being used in the ordinary course of business in the manner necessary to operate the Business, except where the failure to be in such condition would not, individually or in the aggregate, have a Material Adverse Effect. The condition of each Acquired Asset that is leased pursuant to an Assumed Contract is in compliance with the provisions of such Assumed Contract.

     5.6  Intellectual Property.

          (a) Schedule 5.6(a) of the Disclosure Schedule sets forth a true and complete list of all material Intellectual Property used or held for use in the Business and all jurisdictions where such Intellectual Property is registered or protected or where applications have been filed, together with all patent, registration and application numbers. Sellers own and have the right to use, or, in the case of licensed rights, have valid rights to use, such Intellectual Property, free and clear of all Liens (other than Permitted Liens).

          (b) Schedule 5.6(b) of the Disclosure Schedule sets forth a true and complete list of all material licenses, sublicenses and other agreements pursuant to which (i) any Seller has authorized any other Person to use Intellectual Property, or (ii) any Person has authorized any Seller to use any Intellectual Property.

          (c) To the Knowledge of Sellers, the Intellectual Property does not infringe upon, violate or misappropriate the rights of any Person. Consummation of the transactions contemplated hereby will not result in the loss or impairment of any of the material Intellectual Property or any material right pertaining thereto. Sellers have taken reasonable precautions and security measures to protect the secrecy, confidentiality and value of the trade secrets of the Business. As of the Agreement Date, no Seller has Knowledge of any infringement or unauthorized use by any Person of any material Intellectual Property.

     5.7  Compliance with Laws. Except with respect to those matters covered by
Section 5.11 and Environmental Laws (which are covered by Section 5.20), (i) each Seller is in compliance with all applicable Laws, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and

(ii) as of the Agreement Date, no Seller has received any notice of any alleged violation of any Law applicable to it. No Seller is in default in any material respect of any Order applicable to the Acquired Assets or the transactions contemplated under this Agreement. No investigations, inquiries or reviews by any Governmental Entity with respect to the Business have been commenced, nor to the Knowledge of any Seller, are any contemplated that would impose any material Liability on Buyer or, from and after the Closing Date, the Acquired Assets or the Business.

     5.8  Title to Property.

          (a) Schedule 5.8(a) identifies all of the real property owned or leased by the Company or any of its Subsidiaries and used or held for use in the Business.

          (b) Neither the Company nor any of its Subsidiaries has received any written notice of, or has Knowledge of, condemnation or eminent domain proceedings pending or threatened that affect the Acquired Real Property. Neither the Company nor any of its Subsidiaries has received any written notice of, or, except where any such violations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, has any Knowledge of, any zoning, ordinance, building, fire or health code or other legal violation affecting any such Acquired Real Property.

          (c) There are no encroachments or other facts or conditions affecting any of the Acquired Real Property that would be revealed by an accurate survey or inspection thereof, which encroachments, facts or conditions would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the buildings and structures on such Acquired Real Property encroaches in any material respect upon real property of another Person or upon the area of any easement affecting the Acquired Real Property.

     5.9 Brokers and Finders. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission from Buyer in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

     5.10 Taxes.

          (a) The Company and its Subsidiaries have timely filed with the appropriate Tax Authorities all material Tax Returns required to be filed by any of them. All Tax Returns filed by the Company and its Subsidiaries are true, complete and correct in all material respects. All Taxes covered by such Tax Returns (whether or not shown on any Tax Return) have been timely paid, except for Taxes (i) disclosed on Schedule 5.10(a)(i) of the Disclosure Schedule, (ii) which are being contested in good faith in appropriate Proceedings and disclosed on Schedule 5.10(a)(ii), or (iii) which, individually or in the aggregate, would not reasonably be expected to result in any material Liability to Buyer or Sellers.

          (b) None of the Acquired Assets is subject to a safe harbor lease within the meaning of Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect prior to the enactment of the Tax Reform Act of 1986, Public Law 99-514.

     5.11 Labor Matters; Employee Relations.

          (a) There are no material claims or Proceedings pending or, to the Knowledge of any Seller, threatened, between the Company or its Subsidiaries and any employees of the Company or any of its Subsidiaries. There are no strikes, slowdowns, work stoppages, lockouts, or, to the Knowledge of any Seller, threats thereof, by or with respect to any employees of the Company or its Subsidiaries.

          (b) The Company and each of its Subsidiaries is and has been in compliance with all applicable Laws respecting employment, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.

     5.12 ERISA Compliance; Absence of Changes in Benefits Plans. Schedule 5.12 of the Disclosure Schedule sets forth a true and complete list, as of the Agreement Date, of all Plans. True and complete copies of each of the following documents, including any amendments made on or prior to the Agreement Date, have been made available by Sellers to Buyer: (i) each Plan and all amendments thereto, and the most recent descriptions thereof which have been distributed to plan participants; (ii) all funding arrangements with respect to the Plans;
(iii) all actuarial or other assumptions used to calculate funding obligations with respect to any Plan or any change in the manner in which such contributions are determined; and (iv) a brief description of any Plan which is not in writing. No "reportable event," as defined in Section 4043(b) of ERISA and the regulations promulgated thereunder, has occurred under any Plan and to the Knowledge of the Sellers no action is contemplated by any Seller or any other Person that would constitute a reportable event, in each case which could reasonably result in the imposition of any Liabilities upon Buyer. No Seller participates in any Plan that is a "multiemployer plan," as such term is defined in Section 4001(a)(3) of ERISA in respect of any employee of the Business.

     5.13 Litigation. Other than the Chapter 11 Case, there are no material actions pending, or, to the Sellers' Knowledge, threatened against any Seller in connection with the Acquired Assets or the Business or which could give rise to or increase an Assumed Liability. There are no Orders against any Seller or any of their respective properties or businesses that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     5.14 Customers and Suppliers. Schedule 5.14 of the Disclosure Schedule sets forth a complete and accurate list of all Significant Customers and Significant Suppliers. "Significant Customers" are: (i) the 10 customers that have purchased the most, in terms of dollar value, products or services sold by the Business during the year ended December 31, 2001; and (ii) the 10 customers that have purchased the most, in terms of dollar value, products or services sold by the Business during the year ended December 31, 2002. "Significant Suppliers" are:
(y) the 10 suppliers that have sold the most, in terms of dollar value, products or services to the Business during the year ended December 31, 2001; and (z) the 10 suppliers that have sold the most, in terms of dollar value, products or services to the Business during the year ended December 31, 2002. As of the Agreement Date, no Significant Customer or Significant Supplier has given any Seller notice terminating, canceling or materially reducing, or threatening to terminate, cancel or materially reduce, any Contract or relationship with Seller. As of the Agreement Date, no Significant Customer (i) has notified the Company or any Subsidiary that the Company or any Subsidiary no longer meets the customers' quality specifications or any certification requirements imposed upon steel suppliers or (ii) to Sellers' Knowledge, has threatened to terminate such certification. During the three-month period immediately preceding the Agreement Date, there has been no material increase in
(i) the dollar amount of customer claims relating to the quality of Sellers' products or services, or (ii) the percentage of products shipped by Sellers that do not conform, as determined consistently with the Sellers' past practices, to original or prime product requirements (whether full or limited warranty), in each case as compared with the comparable period of the preceding calendar year.

     5.15 Accounts Receivable. Schedule 5.15 of the Disclosure Schedule is a complete and accurate list, as of March 31, 2003, of the Accounts Receivable of Sellers, including an aging of all Accounts Receivable showing amounts due in 30-day aging categories. Sellers have provided reserves for Accounts Receivable in accordance with GAAP and the Company's accounting policies attached hereto as
Schedule 1.1(a), consistently applied by Sellers. On the Closing Date, Sellers will deliver to Buyer a complete and accurate list, as of a date within five Business Days of the Closing Date, of the Accounts Receivable. All Accounts Receivable represent valid obligations arising from bona fide business transactions in the ordinary course of business consistent with past practice. Subject to the Company Reserves and any write-down of any Accounts Receivable in connection with the Working Capital Adjustment in Section 3.4, there is no contest, claim, counterclaim, defense or right of set-off under any Contract or otherwise with any obligor of any Account Receivable relating to the amount or validity of such Account Receivable.

     5.16 Inventory. All Inventory is in good and merchantable quality and is useable and saleable in the ordinary course of business, except for those items the value of which (i) has been reduced in accordance with GAAP and the Company's inventory policies, attached hereto as Schedule 1.1(a), consistently applied by Sellers or (ii) is or will be reduced in connection with the Working Capital Adjustment in Section 3.4.

     5.17 Financial Statements and SEC Filings.

          (a) The Company has delivered or made available to Buyer a true, correct and complete copy of the audited consolidated balance sheet of the Company as of December 31, 2002, and audited consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the year then ended (the "Company Financial Statements"). The Company Financial Statements are consistent in all material respects with the books and records of the Business. The Company Financial Statements (including the related notes) have been prepared in accordance with GAAP consistently applied and fairly present the results of operations and financial condition of the Company and its Subsidiaries for the periods covered thereby. Other than the Financing, since December 31, 2002, Seller has not borrowed, incurred, assumed, prepaid, guaranteed, or become subject to any material liability or modified any existing material liability (absolute, accrued or contingent) other than (i) in the ordinary course of business consistent with past practice in nature and amount,
(ii) as shown on the Company Financial Statements or (iii) which has been discharged, satisfied or paid in the ordinary course of business since December 31, 2002.

          (b) Each of the forms, reports and documents filed by the Company with the SEC since December 31, 2001 (the "Company SEC Documents") complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act as in effect on the dates so filed. With respect to the Acquired Assets, the Assumed Liabilities and the Business, none of the Company SEC Documents (as of the respective filing dates or, if amended, as of the date of the last such amendment filed prior to the Agreement Date) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     5.18 Contracts. All of the Assumed Contracts are in full force and effect and constitute valid and binding agreements of the Company or the Subsidiary party thereto, enforceable in accordance with their respective terms, and to the knowledge of the Company or any Subsidiary that is a party to any such Assumed Contract, the other parties thereto, subject, as to enforceability against each such other party, to bankruptcy, moratorium or other insolvency laws and to equitable principles of general application (regardless if enforcement is sought at law or in equity). With respect to the Assumed Contracts, upon entry of the Bankruptcy Court Approval and payment of the Cure Amounts, (i) neither the Company nor any Subsidiary will be in breach or default of its obligations thereunder, (ii) to the Knowledge of the Company or any of its Subsidiaries, no conditions exist that with notice or lapse of time or both would constitute a default thereunder, and (iii) to the Knowledge of the Company or any of its Subsidiaries, no other party to any of the Assumed Contracts is in breach or default thereunder, except in each case where such breach or default would not reasonably be expected to have a Material Adverse Effect. Schedule 5.18 of the Disclosure Schedule sets forth a complete and correct list, as of the Agreement Date, of all Material Contracts other than those Contracts that are "Material Contracts" solely because such Contracts are "Assumed Contracts."

     5.19 Permits. Schedule 5.19 of the Disclosure Schedule sets forth a true, complete and correct list of all material Permits held by the Company or its Subsidiaries as of the Agreement Date in connection with the Business or the Acquired Assets (including the date of expiration of each Permit). Each Permit is valid and in full force and effect and neither the Company nor any of its Subsidiaries is in default under or in violation of, and no condition exists that with notice or lapse of time or both would constitute a default under or a violation of, any such Permit, except for such defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     5.20 Environmental Matters. Each Seller and each Acquired Entity is in compliance with all Environmental Laws. Sellers possess and are in compliance with all Permits required under Environmental Laws for the conduct of the Business. There are no pending or, to the Knowledge of the Company or any of its Subsidiaries, threatened Proceedings against the Company or any of its Subsidiaries alleging a violation of or Liability under any Environmental Law. There has been no Release of any Hazardous Substance that will or is reasonably likely to require abatement or correction under Environmental Laws at (A) any of the Acquired Real Property or (B) any property to which any Seller sent waste materials for treatment, storage or disposal since January 1, 2001. Sellers have provided to Buyer copies of all information necessary for an understanding of the presence or migration of any Hazardous Substance on, in or under the Acquired Real Property. Schedule 5.20 of the Disclosure Schedule sets forth: (i) with respect to the Acquired Assets and Assumed Liabilities, all accruals or reserves of the Company or any of its Subsidiaries relating to matters arising under any Environmental Law as of November 30, 2002; and (ii) a list, as of the Agreement Date, of all environmental audits and all Notices of Violation relating to the Business, the Acquired Assets and the Assumed Liabilities. As used herein, "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment; and "Hazardous Substance" means any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S)(S) 9601 et. seq., and petroleum, including crude oil and any fraction or any derivative thereof.

     5.21 Capital Expenditures. As of the Agreement Date, the Company has made available to Buyer the most recent capital spending plans of the Company and its Subsidiaries relating to the Business or the Acquired Assets, including any plans relating to any matter arising under any Environmental Law.

                                   ARTICLE 6
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Sellers, as of the Agreement Date and as of the Closing Date (except with respect to representations and warranties made as of a particular date, which shall be deemed to be made only as of such date), as follows (and Buyer makes no other representations or warranties to Sellers):

     6.1 Due Organization. Buyer is a corporation validly existing and in good standing under the laws of the state of its incorporation and has the requisite corporate power and authority to own, lease and operate the assets to be sold hereunder and to conduct its business as presently conducted. Buyer is duly qualified to do business and in good standing under the laws of each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified and in good standing would not reasonably be expected to have a Buyer Material Adverse Effect.

     6.2 Authority; Validity. Buyer has the requisite power and authority to execute and deliver this Agreement and the other documents and instruments to be executed and delivered by Buyer pursuant hereto and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other agreements to be executed and delivered by Buyer pursuant hereto, and the consummation by Buyer of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and constitutes, and each of the other agreements to be executed and delivered by Buyer pursuant hereto upon its execution and delivery by Buyer will constitute (assuming in each case the due and valid authorization, execution and delivery thereof by the other parties thereto and the entry of the Bankruptcy Court Approval by the Bankruptcy Court), valid and legally binding obligations of Buyer enforceable against Buyer in accordance with its terms.

     6.3 No Violation. The execution, delivery and performance by Buyer of this Agreement and the transactions contemplated hereby do not and will not conflict with or result in, with or without the giving of notice or lapse of time or both, any violation of or constitute a breach or default, or give rise to any right of acceleration, payment, amendment, cancellation or termination, under (a) the certificate of incorporation or bylaws of Buyer, (b) any mortgage, indenture, lease, Contract or other agreement to which Buyer is a party or by which Buyer or any of its properties or assets is bound or subject, or (c) any Law or Order to which Buyer is bound or subject, except in the cases of clauses (b), and (c) where such conflict, breach, default or right would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect.

     6.4 Third Party Approvals. Except for any approvals required in order to comply with the provisions of the HSR Act and approvals required by the Surface Transportation Board in connection with the acquisition of the Railroad Assets, the execution, delivery and performance by Buyer of this Agreement and the other documents and instruments to be executed and delivered by Buyer pursuant hereto and the transactions contemplated hereby and thereby do not require any consents, waivers, authorizations or approvals of, or filings with, any Governmental Entity or any other Person which have not been obtained by Buyer.

     6.5 Brokers and Finders. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission from Sellers in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

     6.6 Compliance with Laws. Buyer is in compliance with all applicable Laws, except where the failure to be in compliance would not reasonably be expected to have a Buyer Material Adverse Effect.

     6.7 Litigation. Except as disclosed in the Buyer SEC Documents, there are no actions pending against the Company or any of its Subsidiaries or any of their respective properties that would, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect.

                                   ARTICLE 7
                            COVENANTS OF THE PARTIES

     7.1 Conduct of Business Pending the Closing. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with its terms or the Closing, the Company shall, and shall cause each of its Subsidiaries to, carry on the Business in the ordinary course of business and, to the extent consistent therewith, use all commercially reasonable efforts to preserve the Business intact and preserve the goodwill of and relationships with Governmental Entities, customers, suppliers, partners, lessors, licensors, licensees, contractors, distributors, agents, officers and employees and others having business dealings with the Business, provided that the foregoing shall not prevent Sellers from rejecting Contracts that are not Assumed Contracts. During the period from the date of this Agreement through the Closing Date, the Company shall endeavor to maintain the Net Receivables Amount, the Inventory Value and each component of Inventory at or in excess of the amounts set forth on Schedule 7.1. Without limiting the generality of the first sentence of this Section 7.1, during the period from the date of this Agreement through the Closing Date, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Buyer:

          (a) abandon any rights under any of the Assumed Contracts; terminate, amend, modify or supplement the terms of any Assumed Contract; or fail to honor or perform, the Assumed Contracts;

          (b) other than sales of Inventory in the ordinary course of business or the disposition of obsolete equipment, lease, license, surrender, relinquish, sell, transfer, convey, assign or otherwise dispose of any Acquired Assets;

          (c) mortgage, pledge or subject to Liens (other than Permitted Liens), any property, business or any of the Acquired Assets, other than as would not result in any Liability that would be or would increase an Assumed Liability as of or subsequent to the Closing;

          (d) incur or permit to be incurred any Liability (other than Accounts Payable or in connection with the performance of Assumed Contracts) that would be or would increase an Assumed Liability as of or subsequent to the Closing;

          (e) fail to replenish the Inventory and Supplies of the Business in the ordinary course of business;

          (f) increase the salary of any Identified Employee at or after the time such person becomes an Identified Employee, other than in the ordinary course of business consistent with past practice;

          (g) make or rescind any material Tax election or take any material Tax position (unless required by law) or file any Tax Return or change its fiscal year or financial or Tax accounting methods, policies or practices, or settle any Tax Liability, except in each case as would not reasonably be expected to affect the Buyer;

          (h) institute, settle or agree to settle any litigation, action or Proceeding before any court or Governmental Entity relating to the Acquired Assets, or modify in any manner that is adverse to the Business or the Acquired Assets, rescind or terminate a material Permit, allowance, or credit (or application therefor) relating to the Business or the Acquired Assets;

          (i) transfer or grant any rights under, modify any existing rights under, or enter into any settlement regarding the breach or infringement of, any material Intellectual Property; or

          (j)  enter into any Contract to do any of the foregoing.

     7.2  Bankruptcy Court Order.

          (a) Not later than the first business day following the Agreement Date, each of the Sellers shall file with the Bankruptcy Court applications or motions seeking that the Bankruptcy Court enter the Bankruptcy Court Approval (the "Sale Motion").

          (b) Buyer agrees that it will promptly take such actions as are reasonably requested by Sellers, on behalf of Sellers, to assist in obtaining the Bankruptcy Court Approval, including furnishing affidavits or other documents or information for filing with the Bankruptcy Court for purposes, among others, of demonstrating that Buyer is a "good faith" Buyer under Section 363(m) of the Bankruptcy Code. In the event the Bankruptcy Court Approval shall be appealed, Sellers shall use all reasonable efforts to defend such appeal.

     7.3 Notification of Certain Matters. Sellers shall give prompt Notice to Buyer, and Buyer shall give prompt Notice to Sellers, of (i) any notice or other communication from any Person alleging that the consent of such Person which is or may be required in connection with the transactions contemplated by this Agreement is not likely to be obtained prior to Closing, and (ii) any written objection or Proceeding that challenges the transactions contemplated hereby or the entry of the Bankruptcy Court Approval. Sellers shall give prompt Notice to Buyer of (i) any notice of any alleged violation of Law applicable to any Seller; (ii) the commencement of any investigation, inquiry or review by any Governmental Entity with respect to the Business or that any such investigation, inquiry or review, to the Knowledge of any Seller, is contemplated; (iii) the infringement or unauthorized use by any Person of any material Intellectual Property (of which any Seller has Knowledge); and (iv) the execution of any Material Contract (and Sellers shall deliver or make available a copy thereof to Buyer). Sellers shall use commercially reasonable efforts to give prompt Notice to Buyer of the execution of any Ordinary Course Contract and, upon the request of Buyer to make available to Buyer copies of any such Ordinary Course Contracts.

     7.4  Access.

          (a) Subject to applicable Law, from the date hereof until the Closing Date, Sellers (i) shall give Buyer and its Representatives reasonable access during normal business hours to the offices, properties, officers, employees, accountants, auditors, counsel and other representatives, books and records of the Company and its Subsidiaries; provided, however, that Buyer's inspection of Sellers' properties shall not, without the consent of the Company, which consent shall not be unreasonably withheld or delayed, include the environmental sampling of any environmental media, including air, soil, surface water or groundwater, (ii) shall furnish to Buyer and its Representatives such financial, operating and property related data and other information as such persons reasonably request, and (iii) shall instruct the Company's and its Subsidiaries' employees, counsel and financial advisors to cooperate reasonably with Buyer in its investigation of the business of the Company and its Subsidiaries. All such information shall be provided subject to the provisions of the Confidentiality Agreement. In addition, notwithstanding any provision of the Confidentiality Agreement to the contrary, Buyer shall, with the prior consent of the Company, which consent shall not be unreasonably withheld or delayed, have the right to contact and negotiate directly with Seller's joint venturers and other partners, parties to the Assumed Contracts and lenders with respect to any Acquired Assets or Assumed Liabilities. The Company shall have the right to participate in such negotiations and agrees to cooperate with Buyer, at Buyer's request, in any such negotiations. It is acknowledged and understood that no investigation by Buyer or other information received by Buyer shall operate as a waiver or otherwise affect any representation, warranty or other agreement given or made by Seller hereunder. Buyer agrees that any on-site inspections of any Acquired Real Property, including any inspection or study pursuant to Section 7.4(b)(ii) or Section 7.4(b)(iii), shall be conducted in the presence of Sellers or its Representatives. All inspections shall be conducted so as not to interfere unreasonably with the use of the Acquired Real Property by Sellers.

          (b) From and after the Closing Date, Sellers shall give Buyer and Buyer's Representatives reasonable access during normal business hours to the offices, facilities, plants, properties, officers, employees, books and records of Sellers pertaining to the Business, and Sellers shall cause their Representatives to furnish to Buyer such financial, technical, operating and other information pertaining to the Business as Buyer's Representatives shall from time to time reasonably request and to discuss such information with such Representatives. Sellers shall, and shall cause each of their Affiliates to, cooperate with Buyer as may reasonably be requested by Buyer for purposes of (i) enabling an independent accounting firm selected by Buyer to conduct an audit of the Business, including access to the Company's independent auditors' working papers pertaining to the Business or the Assets; (ii) undertaking, with the consent of the Company, which consent shall not be unreasonably withheld or delayed, any study of the condition or value of the Acquired Assets including any environmental assessment; and (iii) undertaking any study relating to Sellers' compliance with Laws, including Environmental Laws; and the Company acknowledges that information or access may be requested and used for such purpose.

          (c) From and after the Closing Date, Buyer shall give Sellers and Sellers' Representative reasonable access during normal business hours to the books and records pertaining to the Excluded Assets and Excluded Liabilities and, to the extent that Sellers retain any Liabilities with respect to such items, the Acquired Assets or Assumed Liabilities. Buyer shall, and shall cause each of its Affiliates to, cooperate with Sellers as may reasonably be requested by Sellers for such purposes.

     7.5 Public Announcements. From the Agreement Date until the earlier of the Closing or the termination of this Agreement, Buyer and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release, any court filing or pleading filed with the Bankruptcy Court relating primarily to this Agreement or the transactions contemplated hereby, or other public statements with respect to the transactions contemplated by this Agreement, and neither Buyer nor any Seller shall issue any such press release or make any such public statement without the prior approval of the other party, in each case except as may be required by Law, court process or by obligations pursuant to any listing agreement with any national securities exchange. Buyer and each Seller shall cause its Affiliates, employees, officers and directors to comply with this Section 7.5.

     7.6 Cure of Defaults. Subject to Bankruptcy Court Approval, the Sellers shall, on or prior to the Closing, cure any and all defaults and breaches under and satisfy any Liability arising from or relating to pre-Closing periods under the Assumed Contracts so that such Assumed Contracts may be assumed by Sellers and assigned to Buyer in accordance with the provisions of Section 365 of the Bankruptcy Code and this Agreement. Each Seller agrees that it will promptly take such actions as are reasonably necessary or desirable to obtain a Final Order of the Bankruptcy Court providing for the assumption and assignment of the Assumed Contracts.

     7.7 ERISA and Employment Matters. Buyer shall offer employment, effective as of the Closing Date, to the Identified Employees on such terms as Buyer shall determine in its sole discretion. Seller shall terminate the employment of all Hired Non-CB Employees immediately prior to the Closing Date and shall comply with any and all requirements of the WARN Act in connection therewith. Sellers shall indemnify and hold harmless Buyer from all costs, liabilities and expenses, including reasonable attorneys' fees, incurred by Buyer as a result of any violation of, or failure to comply with, the WARN Act based on the transactions contemplated by this Agreement. For purposes of the WARN Act and this Section 7.7, "Closing Date" shall mean the "effective date" of the transaction contemplated by this Agreement, as defined in the WARN Act. Each Identified Employee who accepts Buyer's offer of employment shall be deemed to be a "Hired Non-CB Employee" on the day such employee commences active employment with Buyer (not earlier than the Closing Date). With respect to Buyer's medical insurance coverage benefit plans, such plans shall (i) provide coverage to each Hired Non-CB Employee as of the day such employee commences active employment with Buyer and (ii) waive pre-existing condition limitations to the same extent waived under the applicable plan of Buyer, except that the benefits under such plans, including any new plans, may be adjusted or limited to take into account similar benefits provided under any federal or state assistance programs, subject to applicable Law.

     7.8 Further Agreements. Sellers shall use all commercially reasonable efforts to promptly deliver to Buyer any mail or other communication received by Sellers after the Closing Date pertaining to the Acquired Assets, the Business or the Assumed Liabilities. Buyer shall use all commercially reasonable efforts to promptly deliver to Sellers any mail or other communication received by it after the Closing Date pertaining to the Excluded Assets or any Excluded Liabilities and any cash, checks or other instruments of payment in respect thereof. From and after the Closing Date, Sellers shall use all commercially reasonable efforts to refer all inquiries with respect to the Business, the Acquired Assets and the Assumed Liabilities to Buyer, and Buyer shall use all commercially reasonable efforts to refer all inquiries with respect to the Excluded Assets and the Excluded Liabilities to Sellers.

     7.9 Payment of Transfer Taxes and Tax Filings. All Transfer Taxes arising out of the transfer of the Assets and any Transfer Taxes required to effect any recording or filing with respect thereto shall be borne one-half by Buyer and one-half by Sellers. The Transfer Taxes shall be calculated assuming that no exemption from Transfer Taxes is available, unless otherwise indicated in the Bankruptcy Court Approval or, at Closing, Sellers or Buyer, as appropriate, provides an appropriate resale exemption certificate or other evidence acceptable to Buyer or Seller, as appropriate, of exemption from such Transfer Taxes. Sellers and Buyer shall cooperate to timely prepare and file any Tax Returns relating to such Transfer Taxes, including any claim for exemption or exclusion from the application or imposition of any Transfer Taxes. Sellers shall pay such Transfer Taxes and shall file all necessary documentation and returns with respect to such Transfer Taxes when due, and shall promptly, following the filing thereof, furnish a copy of such return or other filing and a copy of a receipt showing payment of any such Transfer Tax to Buyer. Notwithstanding the foregoing, the Sale Motion shall seek, among other things, that the Bankruptcy Court Approval contain a provision that the sale, transfer, assignment and conveyance of the Acquired Assets to Buyer hereunder shall be entitled to the protections afforded under Section 1146(c) of the Bankruptcy Code. Each party hereto shall furnish or cause to be furnished to the other, upon request, as promptly as practicable, such information and assistance relating to the Assets and the Business as is reasonably necessary for filing of all Tax Returns, including any claim for exemption or exclusion from the application or imposition of any Taxes or making of any election related to Taxes, the preparation for any audit by any taxing authority and the prosecution or defense of any claim, suit or proceeding relating to any Tax Return.

     7.10 Utilities. To the extent practicable, the parties hereto shall notify the gas, water, sewage treatment, telephone and electric utility companies that Buyer shall be responsible for the payment of all obligations of the Business or the Acquired Assets incurred therefor on or after the Closing Date. Sellers shall request the gas, water and electric utility companies to cause meters to be read as of the Closing Date, and Sellers shall be responsible for the payment of all charges for such services incurred and provided through the Closing Date. Sellers shall cause the telephone companies to render a bill for telephone service incurred through the Closing Date, and Sellers shall be responsible for the payment of such bills. In the event that after the Closing Date, any provider of phone, gas, water or electric utilities seeks payment from Buyer of unpaid phone, gas, water or electric utilities provided to Sellers on or prior to the Closing Date, Sellers shall pay such unpaid amounts as promptly as is required (after reasonable Notice from Buyer) to avoid any discontinuation of utility service to Buyer. To the extent that Buyer pays such unpaid amounts, Sellers shall promptly reimburse Buyer for the cost of such payments; provided, however, Sellers shall not be obligated to reimburse Buyer for any such amounts included in Accounts Payable for purposes of the Working Capital Adjustment.

     7.11 Proration of Taxes and Certain Charges.

          (a) Except as otherwise expressly provided herein, all real property Taxes, personal property Taxes or similar ad valorem obligations levied with respect to the Acquired Assets for any taxable period that includes the day before the Closing Date and ends after the Closing Date, whether imposed or assessed before or after the Closing Date, shall be prorated between Sellers and Buyer as of 12:01 A.M. on the Closing Date. If any Taxes subject to proration are paid by Buyer, on the one hand, or Sellers, on the other hand, the proportionate amount of such Taxes paid (or in the event a refund of any portion of such Taxes previously paid is received, such refund) shall be paid promptly by (or to) the other after the payment of such Taxes (or promptly following the receipt of any such refund); provided, however, Sellers shall not be obligated to reimburse Buyer for any such amounts included in Accounts Payable for purposes of the Working Capital Adjustment.

          (b) Except as otherwise expressly provided herein, all installments of special assessments or other charges on or with respect to the Acquired Assets payable by Sellers for any period in which the Closing Date shall occur, including base rent, common area maintenance, royalties, all municipal, utility or authority charges for water, sewer, electric or gas charges, garbage or waste removal, and cost of fuel, shall be apportioned as of the Closing Date and each party shall pay its proportionate share promptly upon the receipt of any bill, statement or other charge with respect thereto. If such charges or rates are assessed either based upon time or for a specified period, such charges or rates shall be prorated as of 12:01 A.M. on the Closing Date. If such charges or rates are assessed based upon usage of utility or similar services, such charges shall be prorated based upon meter readings taken on the Closing Date.

          (c) Except as otherwise expressly provided herein, all amounts due pursuant to the terms of the Assumed Contracts, other than those Contracts set forth on Schedule 3.4(a) attached hereto, for any period in which the Closing Date shall occur shall be prorated as of 12:01 A.M. on the Closing Date.

          (d) If any amounts subject to proration pursuant to subsections (b) or (c) of this Section 7.11 are paid by Buyer, on the one hand, or Sellers, on the other hand, the other party shall promptly reimburse the payor the other party's proportionate amount of such payment; provided, however, Sellers shall not be obligated to reimburse Buyer for any such amounts included in Accounts Payable for purposes of the Working Capital Adjustment.

     7.12 Regulatory Approvals; Reasonable Efforts; Notification; Consent.

          (a) Each of the parties will use all reasonable efforts to take, or cause to be taken, all actions and use all reasonable efforts to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including (i) the obtaining of all other necessary actions, nonactions, waivers, and Permits from Governmental Entities and the making of all other necessary registrations and filings (including filings under the HSR Act), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, and (iii) the execution and delivery of any additional certificates, agreements, instruments, reports, schedules, statements, consents, documents and information necessary to consummate the transactions contemplated by this Agreement.

          (b) Except as required by Law, each party hereto shall promptly inform the other of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement. If any party hereto or Affiliate thereof receives a request for additional information or documentary material from any such Government Entity with respect to the transactions contemplated by this Agreement, then such party will use its reasonable efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Each party hereto shall bear its respective filing fees associated with the filings required under the HSR Act or under any Antitrust Law.

          (c)  Neither Buyer nor any of its Subsidiaries shall be required to
(A) divest, or cause or permit the Company or its Subsidiaries or Affiliates to divest, any of their respective businesses, product lines or assets, (B) hold the Acquired Assets separately, or (C) take or agree to take any other actions or agree to any limitations that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or an adverse effect on the value, financial condition, business or results of operations of Buyer or its pre-closing Subsidiaries that would be material to an entity having assets, liabilities, revenues and earnings similar in amount to those of the Company. Buyer shall not be required to waive any of the conditions to this Agreement set forth in Article 8.

     7.13 [Removed]

     7.14 Rejected Contracts. No Seller shall reject any Assumed Contract in any bankruptcy proceeding following the date hereof without the prior written consent of the Buyer.

     7.15 Further Assurances. Subject to the terms and conditions herein provided, following the Closing Date, Sellers shall execute and deliver to Buyer such bills of sale, endorsements, assignments and other good and sufficient instruments of assignment, transfer and conveyance, in form and substance reasonably satisfactory to Buyer, as shall be necessary to vest in Buyer all of Sellers' right, title and interest in and to the Acquired Assets. Simultaneously with such delivery, Sellers shall take such reasonable steps as may be reasonably necessary or appropriate at and after the Closing, so that Buyer shall be placed in actual possession and operating control of the Acquired Assets. Sellers shall, and shall cause their respective Affiliates to, provide copies or otherwise make available to Buyer and Buyer's Representatives, all information and records (financial and otherwise) relating to, or otherwise used or useful in the Business, and not otherwise included in the Acquired Assets.

     7.16 Union Negotiations. Buyer and the United Steelworkers of America have entered into a letter of agreement (the "Letter of Agreement") which includes a tentative collective bargaining agreement including those items set forth on
Schedule 7.16. Buyer agrees that it shall use all reasonable efforts to propose collective bargaining agreements and initiate negotiations of such collective bargaining agreements with each of the Security, Police, Fire Professionals of America International Union, the International Chemical Workers Union, the Bricklayers & Allied Craftworkers International Union and the Laborers' International Union of North America and shall keep the Company reasonably informed of the progress of any such negotiations.

     7.17 Closing Financial Certificate. The Company shall prepare, in good faith, and deliver to Buyer, at least three Business Days prior to the Closing Date, a certificate signed by the Company's Chief Executive Officer and Chief Financial Officer (the "Closing Financial Certificate") setting forth the Estimated Net Receivables Amount and the Estimated Inventory Value.

     7.18 Transition Services Agreement. Each of Buyer and the Company shall use all reasonable efforts to negotiate a mutually satisfactory transition services agreement, pursuant to which Buyer or one of its Affiliates shall provide, in exchange for payment therefor, specified services to the Company (the "Transition Services Agreement"), to be entered into as of the Closing Date. The Transition Services Agreement shall not obligate Buyer to be responsible for any Excluded Liabilities.

     7.19 Credit Support Arrangements. Buyer acknowledges that, in the course of the conduct of the Business by Sellers, Sellers have entered into various arrangements (the "Seller Credit Support Arrangements"), including letters of credit, guaranty, surety and other similar obligations (all as set forth on Schedule 2.2(k)). Buyer and Sellers agree that the Seller Credit Support Arrangements are not intended to inure to the benefit of Buyer after the Closing and that Sellers intend to monetize the Seller Credit Support Arrangements after the Closing. Buyer agrees that Sellers shall have no responsibility to continue any of the Seller Credit Support Arrangements in order to satisfy obligations with respect to the Business and the Acquired Assets arising after the Closing Date. Buyer agrees that, to the extent that the Seller Credit Support Arrangements serve to secure performance of obligations relating to the Business or the Acquired Assets which arise after the Closing, Buyer will enter into replacement credit support arrangements if and as necessary to secure such post-Closing obligations. Sellers and Buyer agree that: (i) Sellers are solely responsible for all workers' compensation claims with respect to injuries or other occurrences which occur prior to the Closing, and Buyer shall have no obligation to enter into replacement credit support arrangements to the extent they relate to such obligations; and (ii) Buyer shall be solely responsible for all workers' compensation claims with respect to injuries or other occurrences which occur after the Closing, and Buyer will enter into credit support arrangements if and as necessary to the extent they relate to such obligations. In addition, Buyer agrees to cooperate with Sellers to enable Sellers to monetize the Seller Credit Support Arrangements for which Buyer is not required to enter into replacement credit support arrangements in accordance with the immediately preceding two sentences. Seller shall reimburse Buyer for reasonable out-of-pocket expenses of Buyer in connection with such cooperation, it being understood that such cooperation will not include any obligation to pay the counterparties to such Seller Credit Support Arrangements.

                                   ARTICLE 8
                    CONDITIONS TO OBLIGATIONS OF THE PARTIES

     8.1 Conditions Precedent to Obligations of Buyer. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by Buyer in Buyer's sole discretion) at or prior to the Closing Date of each of the following conditions:

          (a) Accuracy of Representations and Warranties. Each of the representations and warranties of Sellers contained herein shall be true and correct in all material respects on the date hereof and shall be true and correct in all respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except to the extent that any such representation or warranty is expressly made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date; provided, however, that the failure of any such representations or warranties to be true and correct on and as of the Closing Date shall not constitute a basis for Buyer to refuse to consummate the transactions contemplated hereby unless such failure, either individually or in the aggregate, has resulted in or would reasonably be expected to result in, a Material Adverse Effect; provided, further, that for the purposes of this Section 8.1(a), all references to materiality in Article 5 shall be disregarded; and provided further, that for the purposes of the indemnification provision in Section 10.1(a) the references to materiality and Material Adverse Effect in this Section 8.1(a) shall be disregarded.

          (b) Performance of Obligations. Sellers shall have performed in all material respects all obligations and agreements contained in this Agreement required to be performed by them on or prior to the Closing Date.

          (c) Officer's Certificate. Buyer shall have received a certificate, dated the Closing Date, of an executive officer of each Seller to the effect that the conditions specified in Sections 8.1(a) and (b) above have been fulfilled.

          (d) Bankruptcy Court Approval. The Bankruptcy Court shall have entered an order or orders (the "Bankruptcy Court Approval") substantially in the form set forth in Exhibit G hereto, which, among other things, (i) approves, pursuant to Sections 105, 363 and 365 of the Bankruptcy Code, (A) the execution, delivery and performance by Sellers of this Agreement, including each and every term and condition hereof, and the other instruments and agreements contemplated hereby, (B) the sale of the Assets to Buyer on the terms set forth herein, and
(C) the performance by Sellers of their respective obligations under this Agreement; (ii) authorizes and directs the Sellers to assume and assign to Buyer the Assumed Contracts; and (iii) finds that Buyer is a "good faith" buyer within the meaning of Section 363(m) of the Bankruptcy Code. The Bankruptcy Court Approval shall be in full force and effect and shall not have been stayed, enjoined or modified. Sellers shall have delivered to Buyer (i) a certified copy of the order or orders providing for Bankruptcy Court Approval, and (ii) copies of all affidavits of service of Sellers' motion seeking Bankruptcy Court Approval or notice of such motion filed by or on behalf of Sellers.

          (e)  Assumed Contracts. All of the material Assumed Contracts shall
(i) be in full force and effect and assignable to and assumable by Buyer without the consent of the other party thereto or consent thereto shall have been obtained, and (ii) have had all of any Seller's breaches and defaults thereunder cured in accordance with Section 7.6 hereof.

          (f)  No Material Adverse Change.

               (i) Since December 31, 2002, no event, occurrence, fact, condition, change, development or effect shall have occurred or shall exist that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company and Sellers, taken as a whole.

               (ii) For the three-month period ending on the last day of the month immediately preceding the Closing Date:

                      (A) the aggregate revenues from coated steel shipped to the automotive market from the Company and its Subsidiaries shall not be less than $95 million; and

                      (B) the aggregate revenues from chrome, tin and blackplate shipped to the container market from the Company and its Subsidiaries shall not be less than $65 million.

          (g) No Intercompany Indebtedness; No Liens. Each of Delray Connecting Railroad Company, Double G Coatings, L.P. and Steel Health Resources, LLC shall have been released from its obligation to repay indebtedness owing at or accruing prior to Closing to the Company or any of its Subsidiaries and no indebtedness of any Seller to the Company or any of its Subsidiaries shall give rise to or increase an Assumed Liability. The assets of Delray Connecting Railroad Company shall be free and clear of all Liens (other than Permitted Liens).

          (h) No Violation of Orders. No provisions of any applicable Law or Order enacted, entered, promulgated, enforced or issued by any Governmental Entity shall be in effect that (i) prevents the sale and purchase of the Acquired Assets or any of the other transactions contemplated by this Agreement,
(ii) would adversely affect or interfere with the operation of the Business as contemplated to be conducted after the Closing in a manner that would reasonably be expected to constitute a Material Adverse Effect, or (iii) would require Buyer or any of its Affiliates to sell or otherwise dispose of, hold separate or otherwise divest itself of, any of the Acquired Assets or any of the assets, properties or business of Buyer or any of its Affiliates.

          (i) HSR Act. Any applicable waiting period under the HSR Act or any other applicable Antitrust Laws, in each case, if required, shall have expired or shall have been earlier terminated, and all necessary approvals under all applicable Antitrust Laws shall have been obtained.

          (j) Title Insurance. At Buyer's sole cost and expense, a title insurance company acceptable to Buyer in its sole discretion shall have issued a commitment to issue to Buyer an ALTA (or local equivalent) owner's coverage policy of title insurance for each of the properties described on Schedule 2.1(a)-1 and Schedule 2.1(a)-2, insuring the interest to be acquired by Buyer in each property, subject only to standard survey exceptions and Permitted Liens, and in each case in an amount acceptable to Buyer in its sole discretion, but in no event in an amount greater than the fair market value of each property.

          (k) Indemnity Escrow Agreement. Sellers shall have executed and delivered to Buyer the Indemnity Escrow Agreement.

          (l) Transition Services Agreement. The Company shall have executed and delivered to Buyer the Transition Services Agreement.

          (m) Headquarters Lease. The Company shall have executed and delivered to Buyer the Headquarters Lease.

          (n) Trademark License Agreement. The Company shall have executed and delivered to Buyer the Trademark License Agreement.

          (o) Closing Financial Certificate. The Company shall have delivered to Buyer the duly executed Closing Financial Certificate.

     8.2 Conditions Precedent to the Obligations of Sellers. The obligation of Sellers to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by Seller) at or prior to the Closing Date of each of the following conditions:

          (a) Accuracy of Representations and Warranties. The representations and warranties of Buyer contained herein shall be true and correct in all material respects on the date hereof in and shall be true and correct in all respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except to the extent that any such representations or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date; provided, however, that the failure of any such representations or warranties to be true and correct on and as of the Closing Date shall not constitute a basis for Sellers to refuse to consummate the transactions contemplated hereby unless such failure, either individually or in the aggregate, has resulted in or would reasonably be expected to result in, a Buyer Material Adverse Effect; provided, further, that for the purposes of this Section 8.2(a), all references to materiality in Article 6 shall be disregarded; and provided, further, that for the purposes of the indemnification provision in Section 10.2(a), the references to materiality and Buyer Material Adverse Effect in this Section 8.2(a) shall be disregarded.

          (b) Performance of Obligations. Buyer shall have performed in all material respects all obligations and agreements contained in this Agreement required to be performed by it prior to or on the Closing Date.

          (c) Officer's Certificate. Sellers shall have received a certificate, dated the Closing Date, of an officer of Buyer to the effect that the conditions specified in Sections 8.2(a) and (b) above have been fulfilled.

          (d) Bankruptcy Court Approval. The Bankruptcy Court Approval shall be in full force and effect and shall not have been stayed, enjoined or modified.

          (e) No Injunction. No preliminary or permanent injunction or other Order issued by, and no Proceeding or Order by or before any Governmental Entity nor any Law or Order promulgated or enacted by any Governmental Entity shall be in effect or pending which declares this Agreement invalid or unenforceable in any respect or which materially delays, restrains, enjoins or otherwise prohibits or seeks to restrain, enjoin or otherwise prohibit the transactions contemplated hereby.

          (f) HSR Act. Any applicable waiting period under the HSR Act or any other applicable Antitrust Laws, in each case, if required, shall have expired or shall have been earlier terminated, and all necessary approvals under all applicable Antitrust Laws shall have been obtained.

          (g) Indemnity Escrow Agreement. Buyer shall have executed and delivered to Sellers the Indemnity Escrow Agreement.

          (h) Transition Services Agreement. Buyer shall have executed and delivered to Sellers the Transition Services Agreement.

          (i) Headquarters Lease. Buyer shall have executed and delivered to Sellers the Headquarters Lease.

          (j) Trademark License Agreement. Buyer shall have executed and delivered to Sellers the Trademark License Agreement.

                                   ARTICLE 9
                                   TERMINATION

     9.1 Termination of Agreement. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

          (a)  by written agreement of the Company and Buyer;

          (b)  by either Buyer or the Company:

               (i) if the Closing shall not have occurred on or before the date that is the earliest of (x) May 21, 2003; and (y) twenty-two Business Days following the entry of the Bankruptcy Court Approval; provided, however, that the terminating party is not in material and willful breach of any of its representations and warranties contained in this Agreement and has not failed in any material respect to perform any of its obligations hereunder; or

               (ii) if there shall be any Law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited, or if any judgment, injunction, order or decree permanently restraining, prohibiting or enjoining Buyer or the Company from consummating the transactions contemplated hereby is entered and such judgment, injunction, order or decree shall become final;

          (c)  by Buyer:

               (i) if there shall have been a breach by any Seller of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 8.1, and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 15 days after written Notice thereof shall have been received by the Company; or

               (ii) if (A) the Bankruptcy Court Approval shall not have been entered on or before April 22, 2003 or (B) the Bankruptcy Court Approval shall fail to be in full force and effect or shall have been stayed, enjoined, reversed, modified or amended in any respect without the prior written consent of Buyer; or

          (d) by the Company if there shall have been a breach by Buyer of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 8.2, and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 15 days after written Notice thereof shall have been received by Buyer.

     9.2 Consequences of Termination. In the event of any termination of this Agreement by either or both of Buyer and the Company pursuant to Section 9.1, written Notice thereof shall forthwith be given by the terminating party to the other party hereto, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall thereupon terminate and become void and of no further force and effect, and the transactions contemplated hereby shall be abandoned without further action of the parties hereto; provided, however, that such termination shall not relieve any party hereto of any Liability for willful breach of this Agreement.

                                   ARTICLE 10
                                 INDEMNIFICATION

     10.1 Indemnification of Buyer. Subject to the time and other limitations in Articles 4 and 10, Sellers, jointly and severally, covenant and agree to indemnify and hold harmless Buyer, its officers, directors, employees, agents and Affiliates (the "Buyer Indemnitees") from and against, and pay or reimburse the Buyer Indemnitees for, any and all Liabilities, losses, claims, damages, punitive damages, causes of action, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, interest (including interest from the date of such damages) and costs and expenses (including without limitation reasonable attorneys' fees and disbursements of every kind, nature and description) (collectively, "Losses") resulting from or arising out of:

          (a) the inaccuracy of any representation or warranty made by any Seller herein or in any certificate delivered pursuant to this Agreement;

          (b) any failure of any Seller to perform any covenant or agreement hereunder or to fulfill any other obligation in respect hereof; and

          (c) any Excluded Assets or any Excluded Liabilities, including fines, penalties and claims by any Person for damages or monetary relief to the extent such fines, penalties or claims are with respect to pre-Closing periods and relate to facts, events or circumstances arising or occurring on or prior to the Closing Date. The foregoing indemnification by Sellers shall not extend to or include Liabilities for investigation, remediation, restoration, including restoration of injuries to natural resources, response or RCRA corrective action with respect to the matters set forth on Schedule 10.1(c).

     Sellers' obligations under this Article 10 shall not be affected or reduced by any knowledge of Buyer at or prior to the Closing of any breach by any Seller of any representation, warranty, covenant or agreement, regardless of whether Buyer gave written Notice thereof to Seller, or vice versa, and regardless of whether Buyer elected to consummate the transactions contemplated hereby despite such knowledge.

     10.2 Indemnification of Sellers. Buyer hereby agrees to indemnify and hold harmless each Seller, its officers, directors, employees, agents and Affiliates (the "Seller Indemnitees") from and against, and pay or reimburse the Seller Indemnitees for, any and all Losses resulting from or arising out of:

          (a) the inaccuracy of any representation or warranty made by Buyer herein or in any certificate delivered pursuant to this Agreement;

          (b) any failure of Buyer to perform any covenant or agreement made or contained in this Agreement or to fulfill any other obligation in respect hereof;

          (c)  the Assumed Liabilities; and

          (d) Liabilities with respect to, arising out of or relating to, the ownership, possession or use of the Acquired Assets and the operation of the Business on or after the Closing Date.

     10.3 Indemnification Procedures.

          (a) In order for a Buyer Indemnitee or a Seller Indemnitee (an "Indemnified Party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any person or entity against the Indemnified Party (a "Third Party Claim"), such Indemnified Party must notify the parties obligated to provide indemnification pursuant to Section 10.1 or 10.2 hereof (each, an "Indemnifying Party") in writing, and in reasonable detail, of the Third Party Claim promptly after receipt by such Indemnified Party of written Notice of the Third Party Claim; provided, however, that failure to give any Notice or make any deliveries required under this Article 10 shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Such notice shall state the nature and the basis of such claim and, if estimable, a reasonable estimate of the amount thereof. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

          (b) The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel (provided that such counsel is not reasonably objected to by the Indemnified Party), any Third Party Claim; provided that, and for so long as, the Indemnifying Party pursues the same in good faith and diligently and provided that the Third Party Claim does not relate to an actual or potential Loss to which Section 10.3(e) applies in which the Indemnified Party is Buyer. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control and making employees of the Indemnified Party available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder. Notwithstanding the foregoing, the Indemnified Party shall have the right to participate in any matter through counsel of its own choosing at its own expense (unless there is a conflict of interest that prevents counsel for the Indemnifying Party from representing the Indemnified Party, in which case the Indemnifying Party will reimburse the Indemnified Party for the reasonable expenses of its counsel). After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses, and except in the case of a Third Party Claim relating to an actual or potential Loss to which Section 10.3(e) applies in which Buyer is the Indemnified Party.

          (c) No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all Liability arising out of such action or claim, (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any Indemnified Party, and (iii) does not include any injunctive or non-monetary relief.

          (d) If the Indemnifying Party does not assume the defense of any Third Party Claim, then the Indemnified Party may defend against such Third Party Claim in such manner as it reasonably deems appropriate at the expense of the Indemnifying Party.

          (e) Notwithstanding anything to the contrary in this Article 10, if at any time, in the reasonable opinion of Buyer as the Indemnified Party (notice of which opinion shall be given in writing to the Indemnifying Party), any Third Party Claim seeks material, prospective, non-monetary relief against Buyer, its operation of the Business or its use or operation of the Acquired Assets, then such Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such Third Party Claim and the amount of any judgment or settlement and the reasonable costs and expenses of defense (including, but not limited to, fees and disbursements of counsel and experts) shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnified Party elects to exercise such right, then the Indemnifying Party shall have the right to participate in, but not control, the defense of such Third Party Claim at the sole cost and expense of the Indemnifying Party.

          (f) Notice given by Buyer to the Company shall constitute valid Notice to all Seller Indemnitees, and with respect to any Third Party Claim with respect to which more than one Seller Indemnitee is an indemnified party or a potential indemnified party, all such Seller Indemnitees shall select a single Seller Indemnitee to act as representative for all such Seller Indemnitees with respect to such Third Party Claim, and (i) such representative shall be authorized to make authorizations and consents on behalf of each such Seller Indemnitee, and (ii) Buyer shall, with respect to all matters relating to such Third Party Claim, be entitled to rely on the statements, authorizations and consents of such representative as being the statement, authorization or consent of each such Seller Indemnitee.

          (g) In the event an Indemnified Party has indemnification claim against any Indemnifying Party under the Agreement that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver Notice of such claim with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party, except to the extent that the Indemnifying Party has been actually prejudiced by such failure. Such notice shall state the nature and the basis of such claim, and, if estimable, a reasonable estimate of the amount thereof. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Notice or does not respond to such claim within 60 days of receipt thereof, the Loss arising from the claim specified in such Notice will be conclusively deemed a liability of the Indemnifying Party and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following the final determination thereof. In the event of any dispute of a claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within a period of thirty (30) days, such dispute shall be resolved by litigation in a court of competent jurisdiction.

     10.4 Survival of Representations and Warranties. The representations and warranties made in this Agreement shall survive for a period of 12 months from the Closing Date and shall not be extinguished by the Closing or any investigation made by or on behalf of any party hereto.

     10.5 Termination of Indemnification. The obligations to indemnify and hold harmless any party pursuant to Section 10.1 or Section 10.2 shall terminate on the date that is 12 months after the Closing Date (the "Indemnity Termination Date"). If, prior to the Indemnity Termination Date, an Indemnified Party shall have given notice to the Indemnifying Party of a claim for indemnification then the right to indemnification with respect to such claim shall remain in effect without regard to when such matter shall have been finally determined.

     10.6 Limitations on Indemnification. The indemnification provided for in Sections 10.1 and 10.2 shall be subject to the following limitations:

          (a) Sellers shall not be obligated to pay any amounts for indemnification under Section 10.1(a) until the aggregate indemnification payments equal $1.25 million (the "Basket Amount"), whereupon Sellers shall be obligated to pay all amounts in excess of the Basket Amount up to the Indemnity Escrow. Sellers shall be obligated to pay any amounts for indemnification under Sections 10.1(b) and 10.1(c) from the first dollar of Loss in full up to the Indemnity Escrow. Buyer shall not be obligated to pay any amounts for indemnification under Section 10.2(a) until the aggregate indemnification payments equal the Basket Amount, whereupon Buyer shall be obligated to pay all amounts in excess of the Basket Amount up to $25 million. Buyer shall be obligated to pay any amounts for indemnification under Sections 10.2(b) and 10.2(c) from the first dollar of Loss in full up to $25 million.

          (b) The Indemnity Escrow (as such may be reduced from time to time by disbursements in accordance with Section 4.2 herein) shall be the Buyer Indemnitees' sole and exclusive recourse for the satisfaction of any indemnification obligations of Sellers pursuant to Section 10.1 and in no event shall Sellers' indemnification obligations in the aggregate exceed the amount of the Indemnity Escrow. In no event shall Buyer's indemnification obligations under this Agreement exceed $25 million.

          (c) The indemnification provided for in this Article 10 shall be the exclusive right and remedy with respect to any claim or cause of action based upon, relating to or arising out of this Agreement or otherwise in respect of the transactions contemplated hereby, whether such claim or cause of action arises out of any contract, tort or otherwise and no such claim or cause of action shall be enforceable unless made in accordance with the procedures, and within the time periods, set forth in this Article 10. Notwithstanding the foregoing sentence, either party shall be entitled to any additional remedies that may be available under law or equity for a breach of a representation or warranty to the extent such party can demonstrate fraud or willful or knowing misrepresentation by the other party in a non-appealable final action before a court of competent jurisdiction.

          (d)  (i)    Notwithstanding any other provision of this Agreement,
Sellers shall be obligated for Losses in respect of Liabilities and obligations arising under any Environmental Law under this Article 10 only to the extent that:

                      (x) investigation and/or remediation of any Hazardous Substance is required under an applicable Environmental Law or by a Governmental Entity or pursuant to a claim brought by any third party;

                      (y) the remediation standards selected under the applicable Environmental Law are cost-effective and reasonable under the circumstances; and

                      (z) the methods selected for conducting the investigation and/or remediation are cost-effective and reasonable under the circumstances.

               (ii) If any claim arising under this Article 10 involves contamination that occurred both before and after the Closing Date, the cost of remediation shall be allocated between Buyer and Sellers in proportion to each party's contribution to the contamination to the extent such contribution can be determined and otherwise in proportion to the period of time each party has owned or had an interest in the property.

                                   ARTICLE 11
                                  MISCELLANEOUS

     11.1 Expenses. Except as set forth in this Agreement and whether or not the transactions contemplated hereby are consummated, each party hereto shall bear all costs and expenses incurred or to be incurred by such party in connection with this Agreement and the consummation of the transactions contemplated hereby. As between Buyer and Sellers, Sellers shall bear all costs of any Persons (other than Buyer, its agents or Affiliates), entitled to reimbursement by the Bankruptcy Court.

     11.2 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Sellers without the prior written consent of Buyer, or by Buyer without the prior written consent of Sellers, provided, that Buyer may assign its rights hereunder to one or more wholly-owned Subsidiaries of Buyer, which assignment shall not relieve Buyer of its obligation hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     11.3 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of Seller and Buyer, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement except as expressly set forth herein. Without limiting the foregoing, no direct or indirect holder of any equity interests or securities of either Seller or Buyer (whether such holder is a limited or general partner, member, stockholder or otherwise), nor any Affiliate of either Seller or Buyer, nor any Representative, or controlling Person of each of the parties hereto and their respective Affiliates, shall have any liability or obligation arising under this Agreement or the transactions contemplated hereby.

     11.4 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or that are given with respect to this Agreement shall be in writing and shall be personally served, delivered by a nationally recognized overnight delivery service with charges prepaid, or transmitted by hand delivery, or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written Notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile with confirmation of receipt; provided, that if delivered or transmitted on a day other than a Business Day or after normal business hours, notice shall be deemed given on the next Business Day. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following timely deposit of such Notice with an overnight delivery service:

          If to any Seller:    National Steel Corporation
                               4100 Edison Lakes Parkway
                               Mishawaka, IN 46545
                               Attention: Kirk Sobecki
                               Senior Vice President and Chief Financial Officer
                               Tel: 574.273.7444
                               Fax: 574.273.7868

          With copies to:      National Steel Corporation
                               4100 Edison Lakes Parkway
                               Mishawaka, IN 46545
                               Attention: Ronald J. Werhnyak
                               Senior Vice President,
                               General Counsel and Secretary
                               Tel: 574.273.7601
                               Fax: 574.273.7868

                               and

                               Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 West Wacker Drive
                               Chicago, IL 60606

                               Attention: Gary P. Cullen, Esq.
                                          Timothy R. Pohl, Esq.
                               Telephone:   312.407.0700
                               Fax:         312.407.0411

          If to Buyer:         United States Steel Corporation
                               600 Grant Street
                               Pittsburgh, PA 15219
                               Attention: John P. Surma
                               President
                               Tel: 412.433.1146
                               Fax: 412.433.1167

          With copies to:      United States Steel Corporation
                               600 Grant Street
                               Pittsburgh, PA 15219
                               Attention: Robert M. Stanton
                               Assistant General Counsel
                               Tel: 412.433.2877
                               Fax: 412.433.1145

                               and

                               Morgan, Lewis & Bockius LLP
                               301 Grant Street, Thirty-Second Floor
                               Pittsburgh, PA 15219
                               Attention: Marlee S. Myers, Esq.
                               Tel: 412.560.3300
                               Fax: 412.560.3399

Rejection of or refusal to accept any Notice, or the inability to deliver any Notice because of changed address of which no Notice was given, shall be deemed to be receipt of the Notice as of the date of such rejection, refusal or inability to deliver.

     11.5 Choice of Law. This Agreement shall be construed and interpreted, and the rights of the parties shall be determined, in accordance with the substantive laws of the State of Delaware, without giving effect to any provision thereof that would require the application of the substantive laws of any other jurisdiction, except to the extent that such laws are superseded by the Bankruptcy Code.

     11.6 Entire Agreement; Amendments and Waivers. This Agreement, the Confidentiality Agreement and all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the parties. This Agreement may be amended, supplemented or modified, and any of the terms, covenants, representations, warranties or conditions may be waived, only by a written instrument executed by the Buyer and the Company, or in the case of a waiver, by the party waiving compliance. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), and no such waiver shall constitute a continuing waiver unless otherwise expressly provided.

     11.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Counterparts to this Agreement may be delivered via facsimile. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     11.8 Invalidity. If any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, the parties shall use their reasonable efforts, including the amendment of this Agreement, to ensure that this Agreement shall reflect as closely as practicable the intent of the parties hereto on the date hereof.

     11.9 Headings. The table of contents and the headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

     11.10 Exclusive Jurisdiction. Without limiting any party's right to appeal any order of the Bankruptcy Court, (a) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide (insofar as they relate to Sellers) any claims or disputes which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated hereby, and (b) any and all claims, actions, causes of action, suits and proceedings related to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the parties hereby consent to and submit to the jurisdiction and venue of the Bankruptcy Court and shall receive Notices at such locations as indicated in Section 11.4.

     11.11 WAIVER OF RIGHT TO TRIAL BY JURY. SELLERS AND BUYER HEREBY WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

     11.12 Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature under or by reason of this Agreement, except as expressly provided herein.

     11.13 Counting. If the due date for any action to be taken under this Agreement (including the delivery of Notices) is not a Business Day, then such action shall be considered timely taken if performed on or prior to the next Business Day following such due date.

     11.14 Preparation of this Agreement. Buyer and Sellers hereby acknowledge that (i) Buyer and Sellers jointly and equally participated in the drafting of this Agreement and all other agreements contemplated hereby, (ii) Buyer and Sellers have been adequately represented and advised by legal counsel with respect to this Agreement and the transactions contemplated hereby, and (iii) no presumption shall be made that any provision of this Agreement shall be construed against either party by reason of such role in the drafting of this Agreement and any other agreement contemplated hereby.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, this Asset Purchase Agreement has been duly executed and delivered by the duly authorized officers of Sellers and Buyer as of the date first above written.

                               UNITED STATES STEEL CORPORATION


                               By:__________________________________________
                               Name: John P. Surma
                               Title: President


                               NATIONAL STEEL CORPORATION


                               By:__________________________________________
                               Name: Mineo Shimura
                               Title: Chairman of the Board and Chief Executive
                                      Officer


                               D. W. PIPELINE COMPANY


                               By:__________________________________________
                               Name: Kirk A. Sobecki
                               Title: Vice President and Chief Financial Officer


                               GRANITE INTAKE CORPORATION


                               By:__________________________________________
                               Name: Kirk A. Sobecki
                               Title: Vice President and Chief Financial Officer


                               NATIONAL ACQUISITION CORPORATION


                               By:__________________________________________
                               Name: Kirk A. Sobecki
                               Title: Vice President and Chief Financial Officer

                   Signature Pages to Asset Purchase Agreement

                               NATIONAL CASTER ACQUISITION CORPORATION


                               By:___________________________________________
                               Name: Kirk A. Sobecki
                               Title: Vice President and Chief Financial Officer


                               NATIONAL CASTER OPERATING COMPANY


                               By:___________________________________________
                               Name: Kirk A. Sobecki
                               Title: Vice President and Chief Financial Officer


                               NATIONAL CASTING CORPORATION


                               By:___________________________________________
                               Name: Kirk A. Sobecki
                               Title: Vice President and Chief Financial Officer


                               NATIONAL COATING LIMITED CORPORATION


                               By:___________________________________________
                               Name: Kirk A. Sobecki
                               Title: Vice President and Chief Financial Officer


                               NATIONAL COATING LINE CORPORATION


                               By:___________________________________________
                               Name: Kirk A. Sobecki
                               Title: Vice President and Chief Financial Officer

                    Signature Pages to Asset Purchase Agreement

                               NATIONAL MATERIALS PROCUREMENT CORPORATION


                               By:___________________________________________
                               Name: Kirk A. Sobecki
                               Title: Vice President and Chief Financial Officer


                               NATIONAL PICKLE LINE CORPORATION


                               By:___________________________________________
                               Name: Kirk A. Sobecki
                               Title: Vice President and Chief Financial Officer


                               NS HOLDINGS CORPORATION


                               By:___________________________________________
                               Name: Kirk A. Sobecki
                               Title: Vice President and Chief Financial Officer


                               PROCOIL CORPORATION


                               By:___________________________________________
                               Name: Kirk A. Sobecki
                               Title: Vice President and Chief Financial Officer

                   Signature Pages to Asset Purchase Agreement

                               NATIONAL STEEL PELLET COMPANY


                               By:___________________________________________
                               Name: Kirk A. Sobecki
                               Title: Vice President and Chief Financial Officer


                               HANNA ORE MINING COMPANY


                               By:___________________________________________
                               Name: Kirk A. Sobecki
                               Title: Vice President and Chief Financial Officer

                   Signature Pages to Asset Purchase Agreement